UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Discovery, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Discovery

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Letter to our Stockholders

April 30, 2021

Dear Stockholders,

You are cordially invited to attend the 2021 annual meeting of stockholders at 10:00 a.m. on Thursday, June 10, 2021. Due to the ongoing coronavirus (COVID-19) public health crisis, the 2021 annual meeting of stockholders will be conducted online via live audio webcast at www.virtualshareholdermeeting.com/DISCA2021. Holding the 2021 annual meeting of stockholders in person could pose a risk to the health and safety of our stockholders, employees and directors, and as a result, we have decided to hold the 2021 annual meeting virtually. You will be able to participate, submit questions and vote your shares electronically.

If you hold shares of Series A or Series B common stock or Series A-1 convertible preferred stock, you will be asked to vote on important matters, which are listed in the Notice of Annual Meeting of Stockholders, which appears on the following page. The Board of Directors recommends a vote FOR Proposals One and Two.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the 2021 annual meeting online, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company, and I look forward to the 2021 annual meeting.

Sincerely,

Robert J. Miron

Board Chair

Discovery, Inc.

2021 Proxy Statement	3

Notice of Annual Meeting of Stockholders

Date and time:	Virtual web conference:	Record date:
Thursday, June 10, 2021 at 10:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/DISCA2021	April 12, 2021

To Discovery Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2021 Annual Meeting of Stockholders, or 2021 Annual Meeting, of Discovery, Inc. to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/DISCA2021 on Thursday, June 10, 2021 at 10:00 a.m., Eastern Time. In light of the ongoing COVID-19 pandemic, for the health and well-being of our stockholders, employees and directors, we have determined that the annual meeting will be held in a virtual meeting format only, with no physical in-person meeting. The 2021 Annual Meeting will be held for the following purposes:

1	To elect six directors, three Class I Common Stock directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three Series A-1 Preferred Stock directors to be voted on by the holders of our Series A-1 convertible preferred stock, voting separately as a class.
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The stockholders will also act on any other business that may properly come before the 2021 Annual Meeting or adjournments thereof.

The close of business on April 12, 2021 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of and to vote at the 2021 Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the 2021 Annual Meeting will be available for inspection by stockholders during the entirety of the 2021 Annual Meeting at www.virtualshareholdermeeting.com/DISCA2021. Further information about how to attend the 2021 Annual Meeting online, vote your shares online during the 2021 Annual Meeting and submit questions online during the 2021 Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Tara L. Smith

Senior Vice President,

Securities & Executive Compensation and

Corporate Secretary

April 30, 2021

This proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2020 were first made available to stockholders on or about April 30, 2021.

4	Discovery

2021 Proxy Statement	5

Proxy Statement Summary

The Board of Directors (the “Board”) of Discovery, Inc. (the “Company,” “we,” “us,” “our” or “Discovery”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Discovery 2021 Annual Meeting of Stockholders, or our 2021 Annual Meeting, and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all of the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.

2021 Annual Meeting Information		Meeting Agenda
Date	June 10, 2021	Proposals
Time Location Record Date Admission	10:00 a.m. Eastern Time

Live webcast at: www.virtualshareholdermeeting.com/DISCA2021

April 12, 2021

To attend the live webcast of the 2021 Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/DISCA2021 using the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

•   Election of six Board-recommended director nominees

•   Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021

•   Transaction of other business that may properly come before the meeting

Stock Symbol(s)	DISCA, DISCB, DISCK
Stock Exchange	Nasdaq Global Select Market (“Nasdaq”)
Corporate Website	corporate.discovery.com

Proposals to be Voted on

The following proposals will be voted on at the 2021 Annual Meeting.

Proposal One
Election of Directors
Six director nominees will be voted on at the meeting. Three Class I Common Stock director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. Three Series A-1 Preferred Stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 convertible preferred stock voting separately as a class.
The Board of Directors recommends a vote “FOR” the election of each of the nominated directors.	See page 13

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP (“PwC”) and has re-appointed them as our independent registered public accounting firm for the fiscal year ending December 31, 2021. You are requested to ratify the Audit Committee’s appointment of PwC.
The Board of Directors recommends a vote “FOR” this proposal.	See page 30

6	Discovery

Proxy Statement Summary

Our Board of Directors

The following provides summary information about each director nominee and each director whose term will extend beyond the 2021 Annual Meeting.

			Committee Membership
Name	Director Since	Independent	AC	CC	NCGC	FC	EC
Class I Common Stock Director Nominees
Robert R. Beck Independent Financial Consultant	2008			M
Robert L. Johnson Founder and Chairman, The RLJ Companies, LLC	2021
J. David Wargo President, Wargo & Company, Inc.	2008		C		M	M
Series A-1 Preferred Stock Director Nominees
Robert J. Miron Independent Board Chair, Discovery, Inc.	2008			C			C
Steven A. Miron CEO, Advance/Newhouse Partnership	2008				M	M
Susan M. Swain Co-CEO and President, C-SPAN	2016		M		M
Class II Common Stock Directors with Terms Expiring in 2022
Paul A. Gould Managing Director and Executive President, Allen & Company, LLC	2008			M	C
Kenneth W. Lowe Former Chairman, President and CEO, Scripps Networks Interactive, Inc.	2018		M	M
Daniel E. Sanchez Retired Attorney, Private Practice	2017					M
Class III Common Stock Directors with Terms Expiring in 2023
Robert R. Bennett Managing Director, Hilltop Investments, LLC	2008					C	M
John C. Malone Chairman, Liberty Media Corporation, Liberty Global, plc and Liberty Broadband Corp.	2008						M
David M. Zaslav President and Chief Executive Officer, Discovery, Inc.	2008						M

AC - Audit Committee	C - Chair
CC - Compensation Committee	M - Member
NCGC - Nominating and Corporate Governance Committee
FC - Finance Committee
EC - Executive Committee

2021 Proxy Statement	7

Proxy Statement Summary

ESG

Discovery has a long history of being purposeful and doing the right thing, and over the years we have undertaken a number of initiatives to promote sustainability within and outside the walls of the Company. Since 2018, we’ve launched a Global Sustainability Committee, identified a CEO direct report with responsibility for overseeing our sustainability efforts, and, in 2020, we launched a website to tell our story and document our current and future efforts. In 2020, in conjunction with a third-party nonprofit expert and internal and external stakeholders, we completed a materiality assessment which identified Discovery’s priority ESG issue areas and organized them into the following four overarching themes – Our People, Our Community, Our Value Chain and Our Planet.

Under this framework, we aggregated what we were doing across the ESG landscape and launched a more refined ESG program in December 2020. With the creation of this program, we are committed to being accountable and transparent about our successes and areas of opportunity. Some highlights of our ESG program and accomplishments in 2020 appear below.

Our People
•	We are a talent-driven business, aiming to attract, develop, and motivate top talent throughout our company. To support these objectives, our human resources programs are designed to provide competitive, locally-relevant benefits, performance-based pay, and customized nonfinancial support and incentives. We also strive to enhance our culture through efforts aimed at making our workplace diverse, engaging and inclusive, and to develop our talent to prepare them for critical roles and leadership positions for the future. We also provide opportunities for our employees to make an impact in their communities through social good initiatives around the world.
•	Compensation: Our compensation philosophy is to pay for performance, encourage excellence and reward employees who innovate and deliver high-quality results. Our compensation programs are designed to implement our compensation philosophy by:
	•	paying competitively, across salary grades and geographies;
	•	applying compensation policies in an internally consistent manner; and
	•	incentivizing our employees to deliver on our short- and long-term objectives.
Additional information regarding our compensation program for our executive officers is in the “Compensation Discussion and Analysis” which begins on page 32.
•	Benefits: We provide an array of benefits and programs that support our employees in their personal and professional lives.Highlights include:
	•	local medical, dental, and vision plans in many countries around the world to support our employees with access to health care,supplementing any state-provided health care;
	•	on-site wellness centers in our New York, Silver Spring, Sterling, Knoxville and London offices, a fully-equipped fitness center in our Knoxville office, and access to virtual fitness classes and wellbeing programs;
	•	family support programs, including on-site childcare in our Knoxville and Warsaw offices, childcare locator services, back-up childcare, maternity/paternity leave, adoption assistance and elder care;
	•	tools and resources to support the mental wellbeing of our employees and their families, including mental health counselors in our on-site wellness centers and a confidential, dedicated line for employees to contact and speak with a counselor in the event they need mental health support;
	•	products and services to support employees’ financial wellbeing, including life, accident, and disability insurance plans, discount benefits, financial planning tools, a 401(k) savings plan in the U.S. and retirement/pension plans in another 20 countries;
	•	an employee stock purchase plan, which allows employees globally (where legislation permits) an opportunity to buy Discovery, Inc. stock at a discounted price through convenient after-tax payroll deductions with no commission charges; and
	•	flexible working arrangements around the globe to enable our employees to better balance work and personal commitments, which were expanded during the COVID-19 pandemic to support our employees’ health and safety.
•	Diversity, Equity and Inclusion (“DE&I”): Our DE&I objective is to foster a culture of equity, inclusion, and mutual respect. In 2020 we emphasized our DE&I focus through Mosaic – our Diversity, Equity and Inclusion activation. Mosaic covers a range of initiatives, including: Unconscious Bias, Respect & Integrity; Allyship; Recruitment and Career Development; Content Diversity; Supplier Diversity; and Social Impact.
We sponsor over 30 chapters of Employee Resource Groups (“ERGs”) across the globe with more than 2,500 members. ERGs draw upon their collection of unique experiences to help drive our mission of fostering a diverse and inclusive environment and provide important insights to our diversity, equity and inclusion initiatives.

8	Discovery

Proxy Statement Summary

•	Social Good: We have a department dedicated to social good that builds and oversees consumer and employee-facing initiatives and campaigns. We leverage our platforms, resources, and employee base to make an impact in our communities and with our key nonprofit partners. We have corporate partnerships aimed at addressing childhood hunger, racial injustice and wildlife preservation. Our employee-facing initiatives include matching gift and “dollars for doers” programs and sponsoring Impact Day, a global day of employee volunteerism that gives back to the communities where we live and work around the world. We are also committed to using our voice to advocate for action around the issues of our time that are important to our customers, affiliates and employees. In furtherance of this objective, we support various causes and organizations that promote equal rights, and have committed to a two-year social justice project where Discovery employees will have the opportunity to help reinvestigate likely wrongful conviction cases and attempt to secure pro bono legal services to seek exoneration.

Our Community
•	RISE: RISE (Reducing Inequality and Supporting Empowerment) is Discovery’s commitment to improving social mobility through access to basic human needs, with a focus on education programs. In 2020, in response to the COVID-19 crisis, through RISE, Discovery partnered with UNICEF USA to help deliver two billion doses of COVID-19 vaccines for frontline healthcare workers and vulnerable populations. Local Discovery offices also partnered with Save the Children to help provide food donations, hygiene kits for refugees, and educational resources for children learning at home.
•	Turn Up! Fight Hunger: Turn Up! Fight Hunger is Discovery’s partnership with No Kid Hungry to help end childhood hunger in the U.S. We reach audiences through our television brands, providing tools that enable consumers to Turn Up and fight hunger through donations, activism, and a set of advocacy tools to give kids access to the food they need now and effect policy change for generations. In 2020, as the pandemic closed schools, leaving millions of children without the healthy school meals they depend on, Discovery and No Kid Hungry joined forces through a combination of emergency grants, strategic assistance, advocacy, and awareness to help serve more than 10 million meals a day during the crisis.
•	TVN & TVN Foundation: TVN, the leading broadcaster in Poland and owned by Discovery, is deeply committed to bringing about positive change and supporting communities in need. Through the TVN Foundation, which was launched in 2001, we have raised over $70 million to date in aid to improve the lives and health of Polish people in need. An area of particular focus for the Foundation has always been treating and rehabilitating sick children. In 2020, in response to the COVID-19 pandemic, TVN undertook many initiatives such as donating almost $2 million to help with coronavirus testing at hospitals and other institutions, giving free advertising to small business owners, and hosting charity concerts.
•	Project CAT: Project C.A.T. is our partnership with WWF to support a global effort to double the number of tigers in the wild by 2022. This collaboration aims to ensure a healthy habitat for future generations of tigers by helping conserve nearly six million acres of protected land across three countries.

Our Value Chain
•	Discovery is committed to a culture of integrity, compliance, and human rights by treating all workers with respect and conducting ethical business operations. We conduct business in a manner that respects the human rights and dignity of all, and we comply with all applicable laws where Discovery operates.
•	Discovery embeds the practice of compliance and governance into every aspect of its business. At the foundation of our Ethics & Compliance Program is our Code of Ethics (“Code”), which underscores the value of ethical conduct, tolerance, respect, and doing the right thing. Our Code reflects our commitment to act with integrity, which is an expectation of every employee. This expectation sustained by a comprehensive system of policies, processes, training, and communications.
•	At Discovery, we value and prioritize diversity. It enables us to tap into new ideas that add value to our operations, strengthen our brands, and fuel innovation among our teams. Discovery has a dedicated team committed to enhancing supplier diversity within the global organization. Discovery’s Supplier Diversity program is designed to promote, increase, and improve the participation of diverse businesses within our organizational supply chain and investment portfolio. To support our program, we launched a dedicated supplier diversity website in 2020.

2021 Proxy Statement	9

Proxy Statement Summary

Our Planet
•	For over 35 years we have remained dedicated to using our platforms, reach, and influence to educate and raise awareness about the world. The very first program to run on Discovery Channel in 1985 was Iceberg Alley, which explored the impact of melting snowcaps. Since then, we’ve continued to air landmark programming including documentary series such as: Planet Earth, LIFE, Frozen Planet, Serengeti and North America; Discovery Impact documentaries including Sonic Sea, a film about ocean noise pollution, and Rancher, Farmer, Fisherman, a film about unlikely conservation heroes in America’s heartland; as well as other specials including Racing Extinction, a film that raised the alarm on pressing issues facing our planet and its creatures, The Story of Plastic, a film looking at the worldwide effects of the man-made plastic pollution crisis, and Great Global Cleanup, a special showcasing individuals cleaning up their hometowns. With the launch of discovery+ in January 2021, we offer access to the definitive collection of science, nature, and environmental programming in one streaming location.
•	We have posted the Green Production Guide on our Producer’s Portal to encourage sustainable production practices by our production partners.
•	Discovery is dedicated to minimizing our carbon footprint and overall impact on the planet.
	•	In 2017, we purchased Green-e Certified Renewable Energy Certificates (“RECs”) to offset 100% of the annual electricity consumption across all of our U.S. facilities.
	•	In 2018 & 2019, we purchased RECs to offset 100% of the annual electricity consumption across both our U.S. and international facilities. Given our changing footprint due to the 2018 acquisition of Scripps Networks Interactive, we relied on conservative estimates of our energy consumption (i.e., our estimate was higher than the energy we were likely to consume) to determine the appropriate level of domestic and international RECs to purchase.
	•	In addition to progressively increasing our renewable energy procurement from 2017 to 2019, in 2019 we also purchased carbon offsets to account for our global “Scope 1” and “Scope 3” emissions (emissions arising from commuting, business travel, purchased goods and services). While we had to rely in part on estimated numbers, together with the renewable energy credits, we believe these carbon offsets made Discovery globally carbon neutral in 2019.
	•	Due to the adjustments in employee travel and commuting brought by the COVID-19 pandemic, we reduced our global emissions by the equivalent of over 715,000 gallons of gasoline consumed in the first and second quarters of 2020, as compared to the similar period in 2019. This is the equivalent of more than 15,000,000 miles driven by the average passenger vehicle, or the carbon sequestered by over 100,000 trees allowed to grow for 10 years.
•	We set three goals for 2021 related to GHG emissions:
	•	Disclose carbon emissions via the Carbon Disclosure Project (“CDP”);
	•	Conduct an updated survey of our global emissions to establish baselines and be able to set additional goals and objectives in years ahead; and
	•	Conduct waste, water, and energy audits in offices that we own and operate to identify opportunities for reduction.
•	In 2020, Eurosport launched PURE ETCR, the first all-electric multi-brand touring car championship, aiming to change attitudes towards electric vehicles and promote electric mobility.

Please visit our ESG website at: corporate.discovery.com/environmental-social-governance/ for additional information.

10	Discovery

Proxy Statement Summary

Executive Compensation

Pay-For-Performance

Our compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:

•	ensure a strong alignment of the interests of our stockholders and employees;
•	pay for performance, both short-term and long-term;
•	pay competitively, across salary grades and geographies; and
•	apply compensation policies in an internally consistent manner.

The Committee seeks to deliver the majority of target total direct compensation for each named executive officer (“NEO”) in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 91% of the CEO’s 2020 target total compensation was performance based.

Total Compensation Pay Mix

Elements of 2020 Compensation

Elements	Key Features
Base Salary	Fixed annual cash amount, generally reviewed annually.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of base salary (or in the CEO’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.
Long-Term Incentive Awards	Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.

2021 Proxy Statement	11

Proxy Statement Summary

2020 Performance

In 2020, we delivered solid operating and financial performance and showed incredible resilience, creativity and focus as one global team, particularly in light of the challenges imposed by the COVID-19 pandemic and ongoing changes facing our industry. We believe we finished 2020 with strong operating momentum and great command and control across our global businesses and were well positioned to balance our core and next generation businesses going forward.

In 2020, highlights of our operating results included:

•	Announcing the global launch of our aggregated direct to consumer product, discovery+, a non-fiction, real life subscription service, which began rolling out in international markets in the fourth quarter of 2020 and was launched in the U.S. on January 4, 2021;
•	Increasing total share of viewing across our international markets;
•	Executing key distribution partnerships for the launch of discovery+ in the U.S, U.K., Ireland and several European markets; and
•	Providing a portfolio of U.S. networks that included the most-watched pay network in the U.S. among women 25-54 and 18 and older for primetime.

In 2020, we continued to take steps to streamline our enterprise and achieve significant cost savings, which are key components of our efforts to transform our business. Our talented executive team, including the NEOs, played a key role in keeping this focus while also adapting our operating model, as necessary, to drive the business forward during COVID. More information on our business performance in 2020 is available in our Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”), which accompanies this proxy statement.

In evaluating our 2020 performance, the Committee believed it was appropriate to take into account the COVID-19 pandemic and the impact it had on our business, including the decision by the International Olympic Committee to delay the Tokyo 2020 Olympic Games to the summer of 2021. As management had no influence over these macro-economic events and they were not anticipated or considered at the time the 2020 performance goals were set, the Committee felt it was appropriate to adjust performance for the impact of these unforeseen events. In making this determination, the Committee noted the following:

•	our solid financial performance in a challenging year;
•	the resilience of the NEOs and other employees to transition seamlessly to remote-work arrangements and continue to manage the business at a high level in the face unprecedented conditions;
•	steps that were taken to mitigate the risks to our business, including increased cost savings initiatives;
•	implementation of measures to preserve liquidity; and
•	employing innovative production and programming strategies, including producing content filmed by its on-air talent and seeking viewer feedback on which content to air.

Additional information regarding these adjustments appears on pages 46 and 47. Taking into account these adjustments, our financial performance in 2020 generally met, and in some cases exceeded, the pre-established performance goals set by the Committee for cash bonuses to the CEO and CFO, Incentive Compensation Plan (“ICP”) awards, and the Performance-Based Restricted Stock Units (“PRSUs”) awarded to the CEO. As a result, the Committee approved 2020 cash bonuses for the CEO and CFO at 99.1% of target, funded the corporate ICP at 99.6% of target, and certified the vesting at 99.9% for the CEO’s PRSUs with a performance period that ended in 2020.

12	Discovery

Proposal 1: Election of Directors

Proposal 1

Election of Directors

Nominees for Election

Our Board consists of nine common stock directors, divided among three classes, and three preferred stock directors. Six director nominees will be voted on at the meeting. The three Class I director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A-1 convertible preferred stock voting separately as a class.

Our Class I directors, who are being nominated for reelection at the 2021 Annual Meeting for a term that will expire in 2024, are Robert R. Beck and J. David Wargo. Robert L. Johnson, who was elected to the Board effective January 1, 2021 is also a Class I director and is being nominated for reelection by stockholders at the 2021 Annual Meeting.

Our Class II directors, who were reelected at the 2019 annual meeting for a term that will expire in 2022, are Paul A. Gould, Kenneth W. Lowe and Daniel E. Sanchez. Our Class III directors, who were reelected at the 2020 annual meeting for a term that will expire in 2023, are Robert R. Bennett, John C. Malone and David M. Zaslav.

At each annual meeting, the successors of that class of directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors.

Our preferred stock directors being nominated for reelection at the 2021 Annual Meeting for a term that will expire at the 2022 annual meeting are Robert J. Miron, Steven A. Miron and Susan M. Swain. S. Decker Anstrom, who was elected at the 2020 annual meeting as a preferred stock director, resigned from the Board effective December 31, 2020, and Ms. Swain, a former Class I common stock director, was appointed to Mr. Anstrom’s role as a preferred stock director by the holders of our Series A-1 convertible preferred stock.

Holders of our Series A-1 convertible preferred stock vote on the election of each of the Series A-1 preferred stock directors, but do not vote on the election of any common stock director. At each annual meeting of stockholders, the Series A-1 preferred stock directors are elected to hold office for a term expiring at the following annual meeting of stockholders. The Series A-1 preferred stock directors will hold office until the earliest to occur of their respective death, resignation, removal or disqualification or the election and qualification of their respective successors.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board may recommend.

The following tables present information, including age, term of office, committee memberships, independence and business experience, for each person nominated for election as a Discovery director at the 2021 Annual Meeting and for those directors whose terms of office will continue after the 2021 Annual Meeting. Each member of our Board and each director nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board. Except for Steven A. Miron being the son of Robert J. Miron and Daniel E. Sanchez being the nephew of John C. Malone, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

The Discovery, Inc. Board of Directors recommends a vote “FOR” the election of the nominated directors.

2021 Proxy Statement	13

Proposal 1: Election of Directors

Director Nominees for Election by Holders of Series A Common Stock and Series B Common Stock as Class I Directors with Terms Expiring in 2021

Robert R. Beck
Independent Director Born July 2, 1940 Director Since 2008 Class I Common Stock Director Committee Memberships • Compensation Committee

Business Experience

Since 2001, Robert R. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments and was previously Managing Partner of Marble Arch Partners.

Qualifications

Mr. Beck applies his expertise in the financial markets to our Board’s deliberations. Mr. Beck’s deep experience in corporate finance and ability to use his experience to provide insight and guidance on executive compensation is of great value to our Board.

Other Public Company Directorships (past five years):

None

Robert L. Johnson
Independent Director Born April 8, 1946 Director Since Jan. 1, 2021 Class I Common Stock Director Committee Memberships NONE

Business Experience

Robert L. Johnson is founder and chairman of The RLJ Companies, an innovative business network that provides strategic investments in a diverse portfolio of companies in the consumer financial services, private equity, asset management, real estate, hospitality, gaming and automobile dealership industries. Prior to forming The RLJ Companies in 2004, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (BET), the nation’s first and leading television network providing quality entertainment, music, news, sports and public affairs programming for the African American audience, which was acquired by Viacom, Inc. in 2001.

He continued to serve as chief executive officer of BET until 2006.

Qualifications

Mr. Johnson has significant experience across a diverse range of industries, including real estate, finance, mortgage banking and brand-building enterprises. He brings to our Board the experiences gained from creating value for investors throughout his career and service as an executive and director of several public companies.

Other Public Company Directorships (past five years):

•   G-III Apparel Group, Ltd. (2020–present)

•   RLJ Lodging Trust (2011–present)

•   KB Home (2008–present)

•   Elevate Credit, Inc. (2014-2021)

•   RLJ Entertainment, Inc. (2012-2018)

•   Lowe’s Companies, Inc. (2005-2018)

•   Strayer Education, Inc. (2003-2016)

14	Discovery

Proposal 1: Election of Directors

J. David Wargo

Independent Director

Born

October 1, 1953

Director Since

2008

Class I

Common Stock Director

Committee Memberships

•   Audit Committee (Chair)

•   Finance Committee

•   Nominating and Corporate Governance Committee

Business Experience

J. David Wargo served as a director of Discovery Holding Company Corp. from 2005 until 2008 when it merged with Discovery. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since 1993. Mr. Wargo is also a co-founding member of Peters Creek Entertainment LLC and Asia Vision LLC.

Qualifications

Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of his experience over 40 years as a securities analyst.

Other Public Company Directorships (past five years):

•   Vobile Group Limited* (2018-present)

•   Liberty Broadband Corp.*(2015-present)

•   Liberty TripAdvisor Holdings* (2014-present)

•   Liberty Global plc* (2005-present)

•   Strategic Education Inc. (2001-2018)

* Mr. Wargo serves on the audit committees of these companies. The Nominating and Corporate Governance Committee has reviewed Mr. Wargo’s simultaneous service on these audit committees and has determined that such service does not impact his ability to serve on our Audit Committee.

Director Nominees for Election by Holders of Series A-1 Preferred Stock

Robert J. Miron
Independent Director BOARD CHAIR Born July 7, 1937 Director Since 2008 Series A-1 Preferred Stock Director Committee Memberships • Compensation Committee (Chair) • Executive Committee (Chair)

Business Experience

Robert J. Miron has served as our Board Chair since 2014. Mr. Miron was the chief executive officer and chairman of the boards of Advance/Newhouse Programming Partnership (“Advance/Newhouse”) and Bright House Networks, both privately-held media companies, from 2002 to 2008. Mr. Miron continued to serve as chairman of both entities until his retirement in 2010. Since 1959, he worked for Advance/Newhouse in various capacities within radio, television and cable, including as chairman of cable television interests.

Qualifications

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board benefits from Mr. Miron’s long experience in management roles within our industry.

Other Public Company Directorships (past five years):

None

Robert J. Miron is the father of Steven A. Miron, a Series A-1 Preferred Stock Director.

2021 Proxy Statement	15

Proposal 1: Election of Directors

Steven A. Miron
Independent Director Born April 24, 1966 Director Since 2008 Series A-1 Preferred Stock Director Committee Memberships • Finance Committee • Nominating and Corporate Governance Committee

Business Experience

Steven A. Miron is the chief executive officer of Advance/Newhouse Partnership, a privately-held media company, and a senior executive officer at Advance, a private, family-held business that owns and invests in a broad range of media and technology companies. Mr. Miron previously served as president of Advance/Newhouse and Bright House Networks from 2002 to 2008, and as chief executive officer of Bright House Networks from 2008 until 2016, when it was acquired by Charter Communications, Inc. Prior to Bright House Networks, Mr. Miron held positions with MetroVision, Vision Cable Communications, NewChannels and Time Warner Cable.

Qualifications

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of our industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board. He also brings to our Board his previous experiences on the boards of nonprofit organizations within the cable industry, including C-SPAN, the National Cable & Telecommunications Association and CableLabs.

Other Public Company Directorships (past five years):

Charter Communications, Inc. (2016-present)

Steven A. Miron is the son of Robert J. Miron, a Series A-1 Preferred Stock Director.

Susan M. Swain
Independent Director Born December 23, 1954 Director Since 2016 Series A-1 Preferred Stock Director Committee Memberships • Audit Committee • Nominating and Corporate Governance Committee

Business Experience

Susan M. Swain has served as Co-CEO and President of C-SPAN, a multichannel national distributor (TV, radio, internet) of public affairs and other nonfiction content, since 2012. She previously served as President and Co-Chief Operating Officer of C-SPAN since 2006. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a director of C-SPAN, a director of the C-SPAN Education Foundation and as a board member of the National Press Foundation, and also has prior experience as a public company director, having served on the board of The Talbots, Inc from 2001 until 2012.

Qualifications

Ms. Swain brings to our Board her extensive experience in the areas of national media,

leadership of large organizations, multichannel operations and knowledge of politics and the legislative process in Washington, D.C. Ms. Swain’s expertise in building and managing a national brand and in strategic planning, with a special emphasis on the national broadband transition, adds to the breadth of experience and expertise of our Board.

Other Public Company Directorships (past five years):

None

16	Discovery

Proposal 1: Election of Directors

Directors with Terms Extending Beyond the 2021 Annual Meeting

Class II Directors with Terms Expiring in 2022

Paul A. Gould
Independent Director Born September 27, 1945 Director Since 2008 Class II Common Stock Director Committee Memberships • Compensation Committee • Nominating and Corporate Governance Committee (Chair)

Business Experience

Paul A. Gould served as a director of Discovery Holding Company from 2005 to 2008 when it merged with Discovery. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions

Qualifications

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance and mergers and acquisitions, particularly in the media and entertainment industries. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

Other Public Company Directorships (past five years):

•   Radius Global Infrastructure, Inc. (2020-present)

•   Liberty Latin America, Ltd. (2017-present)

•   Liberty Global plc (2005-present)

•   Ampco-Pittsburgh Corp. (2002-2018)

Kenneth W. Lowe
Independent Director Born April 7, 1950 Director Since 2018 Class II Common Stock Director Committee Memberships • Audit Committee • Compensation Committee

Business Experience

Kenneth W. Lowe served as Chairman, President and Chief Executive Officer of Scripps Networks Interactive, Inc. (“Scripps Networks”) from 2008 until 2018, when Scripps Networks merged with Discovery. From 2000-2008, Mr. Lowe served as President and Chief Executive Officer of The E.W. Scripps Company. Mr. Lowe also served as Chief Operating Officer of The E.W. Scripps Company during 2000.

Qualifications

Through his experience as a media executive and his extensive experience with Scripps Networks, Mr. Lowe has developed a deep understanding of our industry. Mr. Lowe’s expertise in the media industry and experience as a public company executive makes him a valued addition to our Board.

Other Public Company Directorships (past five years):

•   Scripps Networks Interactive, Inc. (2008-2018)

2021 Proxy Statement	17

Proposal 1: Election of Directors

Daniel E. Sanchez
Independent Director Born February 8, 1963 Director Since 2017 Class II Common Stock Director Committee Memberships • Finance Committee

Business Experience

From January 2007 until his retirement in 2021, Daniel E. Sanchez engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and focused his practice on the area of tax planning.

Qualifications

Mr. Sanchez is an accomplished attorney and a seasoned public company director who brings a unique perspective to our Board. Mr. Sanchez’s legal expertise assists our Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations. Additionally, through his board service at other public companies in the media industry, Mr. Sanchez provides unique insights into our industry and its challenges, which is valuable in assessing potential strategic and operational challenges that we may face.

Other Public Company Directorships (past five years):

•   Liberty Latin America Ltd. (2019–present)

•   Lions Gate Entertainment Corporation (2018–present)

•   Starz Inc. (2013-2016)

Mr. Sanchez is the nephew of John C. Malone, a Class III Common Stock Director.

Class III Directors with Terms Expiring in 2023

Robert R. Bennett
Independent Director Born April 19, 1958 Director Since 2008 Class III Common Stock Director Committee Memberships • Finance Committee (Chair) • Executive Committee

Business Experience

Robert R. Bennett served as President of Discovery Holding Company from 2005 until 2008 when it merged with Discovery. He is currently Managing Director of Hilltop Investments, LLC, a private investment company. Mr. Bennett was one of the founding executives of Liberty Media Corporation, serving as its Principal Financial Officer from its inception in 1991 until 1997 and as its President and Chief Executive Officer from 1997 to 2005. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York.

Qualifications

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

Other Public Company Directorships (past five years):

•   HP, Inc. (2013-present)

•   Liberty Media Corporation (2006-present)

•   Sprint Corporation (2006-2016)

18	Discovery

Proposal 1: Election of Directors

John C. Malone
Independent Director Born March 7, 1941 Director Since 2008 Class III Common Stock Director Committee Memberships • Executive Committee

Business Experience

John C. Malone served as Chief Executive Officer and Chairman of the Board of Discovery Holding Company from 2005 to 2008, when it merged with Discovery. Mr. Malone is currently chairman of the boards of Liberty Media Corporation, Liberty Broadband Corporation and Liberty Global plc. His extensive experience includes serving as chief executive officer of Telecommunications Inc. for over 25 years until its merger with AT&T Corporation in 1999.

Qualifications

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone brings to our Board his well-known sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board. He also brings extensive experience serving on other public company boards and boards of non-profit organizations within the cable industry, including Cable Television Laboratories, Inc. and the National Cable Television Association.

Other Public Company Directorships (past five years):

•   Liberty Broadband Corp. (2014-present)

•   Liberty Media Corporation (including its predecessors) (2010-present)

•   Liberty Global plc (including its predecessors) (2005-present)

•   Qurate Retail, Inc. (including its predecessors) (1994-present)

•   GCI Liberty, Inc. (2018-2020)

•   Lions Gate Entertainment Corp. (2015-2018)

•   Liberty Expedia Holdings, Inc. (2016-2019)

•   Liberty Latin America, Ltd. (2017-2019)

•   Charter Communications, Inc. (2013-2018)

•   Expedia, Inc. (2005-2017)

Mr. Malone is the uncle of Daniel E. Sanchez, a Class II Common Stock Director.

David M. Zaslav
President and Chief Executive Officer of Discovery, Inc. Born January 15, 1960 Director Since 2008 Class III Common Stock Director Committee Memberships • Executive Committee

Business Experience

David M. Zaslav has served as our President and Chief Executive Officer since 2007. Previously, Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from 1999 to May 2006.

Qualifications

As Chief Executive Officer, Mr. Zaslav sets our goals and strategies and oversees all operations for Discovery’s global suite of brands. Under his leadership, Discovery has grown into a Fortune 500 public company with world-class brands and our networks have broken viewing trends and records. His ability as director to add his views and insights, focused on strategic growth and operational efficiency, to our Board’s deliberations is of significant benefit to our Board.

Other Public Company Directorships (past five years):

•   Lions Gate Entertainment Corp. (2015-present)

•   Grupo Televisa S.A.B. (2015-present)

•   Sirius XM Radio, Inc. (2013-present)

2021 Proxy Statement	19

Corporate Governance

Our corporate governance practices are established and monitored by our Board. Our Board regularly assesses our governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Our corporate governance practices are embodied in a formal document that has been approved by our Board. The Discovery, Inc. Corporate Governance Guidelines, or the Guidelines, are posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. These Guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	our Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;
•	a majority of the members of our Board shall be independent directors;
•	the independent directors meet at least twice a year in executive session;
•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;
•	all directors are encouraged to participate in continuing director education on an ongoing basis; and
•	our Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

Our Board periodically reviews the Guidelines and updates them as appropriate. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer (“CEO”) and Board Chair in recognition of the differences between the two roles. Our CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while our Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the industry experience and management expertise of Robert J. Miron, our Board Chair, and the dynamic leadership of David M. Zaslav, our CEO, our Board feels that this structure continues to be appropriate for Discovery.

Director Independence

It is our policy that a majority of the members of our Board be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Global Marketplace Rules (“Nasdaq Rules”) and, in the Board’s judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board considered the relationships and affiliations of each director to determine his or her independence. Our Board has affirmatively determined that each director and director nominee, other than Mr. Zaslav, is independent under the Nasdaq Rules and the Guidelines. Our Board specifically considered that the relationships and positions of certain directors with our large distributors, including Charter Communications, Inc., Liberty Global plc and Liberty Broadband Corporation, and concluded these relationships do not interfere with the directors’ independence.

The Nasdaq Rules impose additional requirements for members of key committees, requiring that, subject to specified exceptions,

•	each member of a listed company’s audit, compensation and nominating and governance committees must be independent;
•	audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•	compensation committee members must also satisfy the additional independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Rules.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. In order to be considered independent for purposes of Rule 5605(d)(2)(A) of the Nasdaq Rules, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company.

20	Discovery

Corporate Governance

In light of the Nasdaq Rules regarding committee service, our Board evaluated each member of the Audit Committee, Compensation Committee, Finance Committee and Nominating and Corporate Governance Committee and determined each individual was an independent director pursuant to all applicable Nasdaq Rules and the Guidelines. In addition, each member of the Audit Committee also meets the additional standards for Audit Committee members established by the SEC in Rule 10A-3 of the Exchange Act, and each member of the Compensation Committee meets the additional standards in Rule 5605(d)(2)(A) of the Nasdaq Rules and also qualifies as a “Non-Employee Director” as defined in Rule 16b-3 of the Exchange Act.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders and the slate of nominees to be proposed for election by the Series A-1 convertible preferred stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources. During 2020, our Board engaged a search firm to help it establish a list of potential candidates for evaluation by the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee considers the candidate’s ability to meet the independence standards established by the Nasdaq Rules and also applies the criteria set forth in our Guidelines. The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. Under our Guidelines, a nominee:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;
•	should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
•	should understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, regulatory authorities, creditors and the general public, and should act in the interests of all stockholders; and
•	shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints and the value of diversity on the Board will be considered when evaluating nominees. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age are factors that will be considered. Experience in business, government and education and in media, entertainment and other areas relevant to our activities are also factors in the selection process.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery, Inc., 230 Park Avenue South, New York, New York 10003, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors at the 2021 Annual Meeting was April 19, 2021. We did not receive any stockholder nominations of candidates for election as directors for the 2021 Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the 2022 Annual Meeting of Stockholders, see “Submission of Stockholder Proposals for 2022 Annual Meeting” on page 81. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

2021 Proxy Statement	21

Corporate Governance

Evaluations of Board Performance

The Nominating and Corporate Governance Committee leads an annual evaluation of Board and committee performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. In 2020, the Nominating and Corporate Governance Committee facilitated a self-evaluation of the Board and each of its standing committees, with the results of these evaluations discussed with the full Board. The Board and its Committees also conducted a review of our key governance documents, including the Bylaws, Guidelines and each standing committee charter in 2020, and recommended changes and improvements to each document.

Transactions with Related Persons

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code of Ethics, which apply to all directors, officers and employees of Discovery. Among other things, our Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board. For purposes of our Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;
•	whether the transaction would be undertaken in our ordinary course of business;
•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and
•	the purpose of, and potential benefits to the Company of, the transaction.

The Nominating and Corporate Governance Committee reviewed all transactions between Discovery and our related persons and determined that no transactions took place from January 1, 2020 through the date of this proxy statement, and none are currently proposed, that required approval pursuant to our policy or disclosure pursuant to Item 404 of Regulation S-K. In the ordinary course of business during 2020, we were a party to certain business transactions with institutions affiliated with members of our Board. Management believes, and the Nominating and Corporate Governance Committee concurred, that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party.

Board Role in Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing risk management. Our Board routinely reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Board regularly reviews information regarding our cybersecurity risks and is frequently updated by our Chief Information Security Officer on how we are determining and mitigating those risks. Our Audit Committee receives quarterly updates on our cybersecurity risks and readiness. Our Audit Committee also oversees management of financial reporting risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

22	Discovery

Corporate Governance

ESG

Discovery has a long history of being purposeful and responsible, and over the years we have undertaken a number of initiatives to promote sustainability within and outside the walls of the Company. Since 2018, we’ve launched a Global Sustainability Committee, identified a CEO direct report with responsibility for overseeing our sustainability efforts, and, in 2020, we launched a website to tell our story and document our current and future efforts. In 2020, in conjunction with a third-party nonprofit expert and internal and external stakeholders, we completed a materiality assessment which identified Discovery’s priority ESG issue areas and organized them into the following four overarching themes –Our People, Our Community, Our Value Chain and Our Planet.

Under this framework, we aggregated what we were doing across the ESG landscape and launched a more refined ESG program in December 2020. With the creation of this program, we are committed to being accountable and transparent about our successes and areas of opportunity. Please visit our ESG website at: corporate.discovery.com/environmental-social-governance/ for additional information.

Board Role in Human Capital Management

Our Board believes that effective talent development and human capital management are important to Discovery’s continued success. Our Board is involved in leadership development and oversees succession planning. Our Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. Our Nominating and Corporate Governance Committee oversees the process of succession planning and our Compensation Committee implements programs to retain and motivate key talent.

Director Orientation and Continuing Education

All new directors participate in our director orientation program. This orientation program includes a thorough review of background material and meetings with senior management. The orientation allows new directors to become familiar with our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.

We encourage the participation of all Board members in continuing education programs, at the expense of the Company, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. Our Board reviews the Code regularly and approved an updated Code in January 2019. The Code, and any amendments or waivers that would be required to be disclosed under SEC rules, are posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. Printed copies of the Code are also available without charge upon request to the Corporate Secretary at the address specified below under “Stockholder Communication with Directors.”

Stockholder Communication with Directors

Discovery’s stockholders may send communications to the Board or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Corporate Secretary, Discovery, Inc., 230 Park Avenue South, New York, New York 10003 or by email to CorporateSecretary@discovery.com. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to our Board Chair. Depending upon the nature of the concern, it may be referred to our Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments. Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate, with advice and assistance from the General Counsel.

2021 Proxy Statement	23

Corporate Governance

Board Meetings and Committees

Director Attendance at Board and Annual Meetings

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with our Board Chair, our Chief Executive Officer and other members of management on matters affecting the Company. During 2020, our Board of Directors held 10 meetings. All directors who served on the Board during 2020 attended at least 93% of the scheduled Board meeting and meetings held by committees of which they were a member. Our Board encourages all members to attend each annual meeting of stockholders. All directors who were members of the Board in June 2020 attended the 2020 Annual Meeting of Stockholders.

Board Committee Structure

Our Board has established five standing committees as of the record date: the Audit Committee; the Compensation Committee; the Executive Committee, the Finance Committee; and the Nominating and Corporate Governance Committee. Our Audit, Compensation, Finance and Nominating and Corporate Governance Committees each have a charter that is reviewed annually by that committee. Proposed changes to the charter of any of these committees are approved by the Board. The committee charters are available in the corporate governance section of our website at ir.corporate.discovery.com.

Information regarding membership in the standing committees, the number of meetings held by each committee in 2020, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow. The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Audit Committee

COMMITTEE MEMBERS:	Primary Responsibilities

J. David Wargo (Chair) Kenneth W. Lowe Susan M. Swain MEETINGS IN 2020: 6	The Audit Committee is responsible for appointing or replacing our independent registered public accounting firm. The Audit Committee annually evaluates the performance of our independent registered accounting firm, including the senior engagement team, and determines whether to reengage the current accounting firm or consider other firms. The Audit Committee is involved in the selection of the lead engagement partner whenever a rotational change is required, normally every five years, or for any other reason. PwC has served as our independent registered public accounting firm since September 17, 2008.

Factors considered by the Audit Committee in determining whether to retain the firm include:

	•	The audit firm’s capabilities to handle the breadth and complexity of our global operations;
	•	The audit firm’s technical expertise and knowledge of our industry and global operations;
	•	The quality and candor of the audit firm’s communications with the Audit Committee and management;
	•	The audit firm’s independence;
	•	The quality and efficiency of the services provided by the audit firm, including input from management on the audit firm’s performance, how effectively the audit firm demonstrated its independent judgment, objectivity and professional skepticism, and external data on the audit quality and performance including the Public Company Accounting Oversight Board reports on the audit firm and its peers;
	•	The appropriateness of the audit firm’s fees; and
	•	The audit firm’s tenure as our independent auditor, including the benefits of the tenure, and the controls and processes in place (such as rotation of key partners) that help ensure the audit firm’s independence in the face of such tenure.

Additional Audit Committee responsibilities include:

	•	reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);

24	Discovery

Corporate Governance

•	reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm (see “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further information);
•	reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;
•	overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly written communications of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a written report from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;
•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;
•	overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;
•	reviewing and discussing our cybersecurity and information technology policies and risks and our cybersecurity readiness;
•	reviewing and discussing our data privacy policies and compliance with data privacy legislation in the jurisdictions and countries where we do business;
•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns;
•	reviewing and discussing any reports concerning material violations submitted by our internal attorneys or outside counsel; and
•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code.

Financial Expertise

The Board has determined that J. David Wargo is an “Audit Committee Financial Expert” as defined under SEC rules.

Report

The Audit Committee report appears on page 31 of this proxy statement.

2021 Proxy Statement	25

Corporate Governance

Compensation Committee

COMMITTEE MEMBERS:	Primary Responsibilities

Robert J. Miron (Chair) Robert R. Beck Paul A. Gould Kenneth W. Lowe MEETINGS IN 2020: 8

•  determining our CEO’s compensation, including evaluating our CEO and reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•  reviewing and approving all forms of compensation to our named executive officers, other executive officers and certain other executives;

•  reviewing and making recommendations to the Board on stock compensation arrangements for all employees;

•  reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

•  overseeing the structure of employee benefit programs and other compensation programs;

•  reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 32 of this proxy statement; and

•  conducting an annual assessment of the independence of any outside advisor it chooses to retain.

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer, or during 2020 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers serves or, during 2020, served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of our Compensation Committee.

Report

The Compensation Committee report appears on page 32 of this proxy statement.

Executive Committee

COMMITTEE MEMBERS:	Primary Responsibility

Robert J. Miron (Chair) Robert R. Bennett John C. Malone David M. Zaslav MEETINGS IN 2020: 0

•  exercising powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations.

The Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock.

26	Discovery

Corporate Governance

Finance Committee

COMMITTEE MEMBERS:	Primary Responsibilities

Robert R. Bennett (Chair) Steven A. Miron Daniel E. Sanchez J. David Wargo MEETINGS IN 2020: 12

•  reviewing, or overseeing the management of, significant treasury matters such as capital structure and allocation, derivative policies, global liquidity, fixed income investments, borrowings, currency exposure and hedging, dividend policy, share issuances and repurchases, and capital spending;

•  evaluating all significant projects requiring capital, including share repurchases, investments and acquisitions using their internal rate of return or other metrics that the Finance Committee determines to be appropriate;

•  evaluating and revising our approval policies for investment, acquisition, joint venture and divestiture transactions;

•  reviewing the scope, direction, quality, investment levels and execution of our investment, acquisition, joint venture and divestiture transactions;

•  evaluating the execution, financial results and integration of our completed investment, acquisition, joint venture and divestiture transactions;

•  overseeing our loans and guarantees of third-party debt and obligations;

•  reviewing the activities of Investor Relations;

•  reviewing and approving our decision to enter into swaps and other derivative transactions that are exempt from exchange-execution and clearing under “end-user exception” regulations established by the Commodity Futures Trading Commission, and reviewing and discussing with management applicable policies governing our use of swaps subject to the end-user exception; and

•  considering other finance and investment matters.

Nominating and Corporate Governance Committee

COMMITTEE MEMBERS:	Primary Responsibilities

Paul A. Gould (Chair) Steven A. Miron Susan M. Swain J. David Wargo MEETINGS IN 2020: 5

•  overseeing corporate governance matters generally, including reviewing and recommending changes to our Guidelines, and the independence standards and qualifications for Board membership set forth in our Guidelines;

•  overseeing the annual evaluation of the performance of our Board and each of its committees;

•  identifying individuals qualified to be members of our Board and to recommend Board nominees;

•  reviewing and making recommendations concerning the independence of Board members;

•  reviewing and approving related person transactions;

•  reviewing the membership qualifications of Board members under our Guidelines;

•  reviewing and making recommendations concerning membership on Board committees and on committee structure and responsibilities; and

•  overseeing the process underlying the Board’s annual review on succession planning.

2021 Proxy Statement	27

Corporate Governance

Director Compensation

The Compensation Committee reviews compensation for our non-employee directors and recommends any changes to such compensation to the full Board for approval. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

Employee directors do not receive any compensation for their Board service. Currently, Mr. Zaslav is the only director who is also a Company employee.

The following table shows the cash and equity compensation that was in effect in 2020.

Board Service
Annual Cash Compensation
Retainer	$100,000
Retainer, Board Chair	$202,500
Annual Equity Compensation
Restricted Stock Units	$150,000
Committee Service Annual Retainer (cash)
Audit Committee Chair	$ 33,000
Audit Committee Member	$ 20,000
Compensation Committee Chair	$ 42,000
Compensation Committee Member	$ 27,500
Finance Committee Chair	$ 25,000
Finance Committee Member	$ 15,000
Nominating and Corporate Governance Committee Chair	$ 17,500
Nominating and Corporate Governance Committee Member	$ 10,000

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. The retainer paid to non-employee directors who are elected or appointed mid-year are prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as it may be amended from time to time. Our Board determined for 2020 that the equity awards to directors should consist solely of restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual stockholders’ meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The number of RSUs is calculated by dividing the dollar amount of the award by the closing price of our Series A common stock on the last business day prior to the grant date. Our Board has implemented a cap of $750,000 on individual director annual equity award grant date value. RSUs will vest 100% on the one-year anniversary of the grant date assuming continued service to such date. The RSUs granted to our directors do not include the right to receive cash dividends.

Board of Directors Stock Ownership Policy. Our Board maintains a stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the then-current annual cash retainer for Board service, exclusive of any additional retainer with respect to committee or other service. Each director is required to reach the stock holding target within five years after joining the Board. Our Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs and deferred stock awards, but not shares underlying stock options, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. Our Board may take any appropriate action to support the intent of the policy, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. All directors serving on the Board at December 31, 2020 had reached and maintained the stock holding target or were on track to do so.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his or her RSU grant, they must make an irrevocable election before the end of the calendar year prior to the year in which the grant is made, and must do so for the entire amount of the grant. For example, for the grants made in June 2020, directors made their deferral elections before the end of 2019. Directors do not receive cash dividends on deferred RSUs. Messrs. Anstrom, Beck, Gould, Lowe, R. Miron, Sanchez and Wargo and Ms. Swain elected to defer the settlement of their RSU grants made in 2020.

28	Discovery

Corporate Governance

Other Director Compensation Matters. We do not have any pension or retirement plans for our non-employee directors. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private plane. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and its committees.

Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director per fiscal year. In order to be matched, the contribution must be tax-deductible by Discovery. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. Matching contributions under this program are included below in the 2020 Director Compensation table under the “All Other Compensation” column.

The following table summarizes the compensation provided to all persons who served as non-employee directors during 2020. Mr. Johnson joined the Board effective January 1, 2021 and did not receive any compensation during 2020 for his services.

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
S. D. Anstrom	120,000	152,415		272,415
R. Beck	127,500	152,415		279,915
R. Bennett	125,000	152,415		277,415
P. Gould	145,000	152,415		297,415
K. Lowe	127,500	152,415		279,915
J. Malone	100,000	152,415		252,415
R. Miron	244,500	152,415		396,915
S. Miron	125,000	152,415	20,000	297,415
D. Sanchez	115,000	152,415		267,415
S. Swain	130,000	152,415		282,415
J. D. Wargo	158,000	152,415		310,415
(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2020 was $1,676,565, as calculated in accordance with FASB ASC Topic 718. At December 31, 2020, the non-employee directors held stock options and unvested or deferred RSUs as follows:

Name	Series A Common Stock Options	Series C Common Stock Options	Series A Common Unvested or Deferred RSUs	Series C Common Unvested or Deferred RSUs
S. D. Anstrom	3,719	3,719	35,570	1,533
R. Beck	3,719	3,719	40,014	5,977
R. Bennett	3,719	3,719	6,768	0
P. Gould	3,719	3,719	33,813	3,977
K. Lowe	0	393,966	11,997	0
J. Malone	3,719	3,719	8,768	2,000
R. Miron	3,719	3,719	41,079	7,042
S. Miron	3,719	3,719	8,768	2,000
D. Sanchez	0	0	11,997	0
S. Swain	0	0	27,113	0
J. D. Wargo	3,719	3,719	32,346	5,042
(2)	This amount reflects a matching charitable contribution made by Discovery on behalf of Mr. S. Miron.

2021 Proxy Statement	29

Audit Matters

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has re-appointed them as our independent registered public accounting firm for the 2021 fiscal year. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC are expected to attend the virtual 2021 Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the 2021 Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for the 2021 fiscal year. The affirmative vote of a majority of the combined voting power of the outstanding shares of Series A common stock, Series B common stock and Series A-1 convertible preferred stock present virtually or represented by proxy at the meeting and entitled to vote at the 2021 Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm.

The Discovery, Inc. Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit Firm Fees and Services

	2020	2019
Audit fees(1)	$9,079,000	$12,053,000
Audit related fees(2)	70,000	185,000
Tax fees(3)	226,000	870,000
All other fees(4)	23,000	53,000
Total fees	$9,398,000	$13,161,000

(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries and joint ventures as well as fees for services provided in connection with securities and debt offerings.
(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.
(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions, transfer pricing and consultation services. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, assistance with tax audits, and tax advice related to acquisitions and structure. Transfer pricing services relate to advice and assistance with respect to transfer pricing matters, including the preparation of reports used to comply with taxing authority documentation requirements.
(4)	Other fees consist of certain membership fees for accounting and industry reference materials.

The Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

30	Discovery

Audit Matters

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•	audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with securities offerings (including comfort letters and consents);

•	audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•	tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of the Audit Committee. The Audit Committee has delegated authority for the foregoing approvals to the chair of the Audit Committee, subject to the subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2020 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

Audit Committee Report

Each member of the Audit Committee is an independent director as determined by the Board, based on the Nasdaq Rules and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Board Committee Structure—Audit Committee.”

PwC, Discovery’s registered public accounting firm for 2020, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and the SEC and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 22, 2021 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

J. David Wargo, Chair
Kenneth W. Lowe
Susan M. Swain

2021 Proxy Statement	31

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chair
Robert R. Beck
Paul A. Gould
Kenneth W. Lowe

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) analyzes and discusses our executive compensation programs and provides information about the compensation we paid to our CEO, Chief Financial Officer (“CFO”), the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2020), and one former executive officer who would have been one of the three most highly compensation executive officers at fiscal year end if he had been serving as an executive officer at fiscal year end (collectively with the CEO and CFO, the “Named Executive Officers” or “NEOs”). The Compensation Committee (referred to in this CD&A as the “Committee”) of the Board oversees all aspects of NEO compensation. The 2020 NEOs are:

• David M. Zaslav, President and CEO
• Gunnar Wiedenfels, CFO
• Bruce L. Campbell, Chief Development, Distribution & Legal Officer
• Peter Faricy, Former CEO, Global Direct-to-Consumer
• David C. Leavy, Chief Corporate Operating Officer
• Jean-Briac Perrette, President and CEO, Discovery International

32	Discovery

Executive Compensation

2020 Highlights

Discovery is a leading global media and entertainment company. In 2020, we delivered solid operating and financial performance and showed incredible resilience, creativity and focus as one global team, particularly in light of the challenges imposed by the COVID-19 pandemic and ongoing changes facing our industry. We believe we finished 2020 with strong operating momentum and great command and control across our global businesses and we are well positioned to balance our core and next generation businesses going forward.

In 2020, highlights of our operating results included:

• Announcing the global launch of our aggregated direct-to-consumer product, discovery+, a non-fiction, real life subscription service, which began rolling out in international markets in the fourth quarter of 2020 and was launched in the U.S. on January 4, 2021;

• Increasing total share of viewing across our international markets;

• Executing key distribution partnerships for the launch of discovery+ in the U.S, U.K., Ireland and several European markets; and

• Providing a portfolio of U.S. networks that included the most-watched pay network in the U.S. among women 25-54 and 18 and older for primetime.

In 2020, we continued to take steps to streamline our enterprise and achieve significant cost savings, which are key components of our efforts to transform our business (referred to herein as “transformation”). Our talented executive team, including the NEOs, played a key role in keeping this focus while also adapting our operating model, as necessary, to drive the business forward during the pandemic. More information on our business performance in 2020 is available in our 2020 Form 10-K, which accompanies this proxy statement.

In evaluating our 2020 performance, the Committee believed it was appropriate to take into account the COVID-19 pandemic and the impact it had on our business, including the decision by the International Olympic Committee to delay the Tokyo 2020 Olympic Games to the summer of 2021. As management had no influence over these macro-economic events and they were not anticipated or considered at the time the 2020 performance goals were set, the Committee felt it was appropriate to adjust performance for the impact of these unforeseen events. In making this determination, the Committee noted the following:

•	our solid financial performance in a challenging year;

•	the resilience of the NEOs and other employees to transition seamlessly to remote-work arrangements and continue to manage the business at a high level in the face of unprecedented conditions;

•	steps that were taken to mitigate the risks to our business, including increased cost savings initiatives;

•	implementation of measures to preserve liquidity; and

•	innovative production and programming strategies, including producing content filmed by our on-air talent and seeking viewer feedback on which content to air.

Additional information regarding these adjustments appears on pages 46 and 47. Taking into account these adjustments, our financial performance in 2020 generally met, and in some cases exceeded, the pre-established performance goals set by the Committee for cash bonuses to the CEO and CFO, Incentive Compensation Plan (“ICP”) awards, and the Performance-Based Restricted Stock Units (“PRSUs”) awarded to the CEO. As a result, the Committee approved 2020 cash bonuses for the CEO and CFO at 99.1% of target, funded the corporate ICP at 99.6% of target, and certified the vesting at 99.9% for the CEO’s PRSUs with a performance period that ended in 2020.

2021 Proxy Statement	33

Executive Compensation

Compensation Practices

Compensation Philosophy

Our compensation philosophy is to pay for performance, encourage excellence, retain our high-performing executive talent and reward executives who deliver. Our programs are designed to provide above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies. We value fixed-term employment agreements when appropriate, and, in 2020, each of our NEOs was subject to a fixed-term employment agreement, as further described under “NEO Employment Agreements” beginning on page 38. The terms of these agreements generally incorporate initial compensation elements, including a base salary, annual cash bonus target, and “sign on” or contract renewal equity awards. The Committee approves the terms of employment agreements consistent with our overall compensation philosophy, taking into account appropriate compensation elements to secure the services of our senior executives for multi-year terms.

Our executive compensation programs are designed to implement our pay-for-performance compensation philosophy, as follows:

• ensure a strong alignment of the interests of our stockholders and employees;

• pay for performance, both short-term and long-term;

• pay competitively, across salary grades and geographies; and

• apply compensation policies in an internally consistent manner.

As part of this design, the Committee is regularly provided with information regarding the program design, bonus targets and equity grant guidelines for our employees across our company. The Committee reviews the results of the annual bonus and equity grant processes to assess whether we are effectively implementing our pay-for-performance philosophy. The Committee determines the group of executives over which it will retain oversight and includes executive officers and other senior executives in addition to our NEOs in those reviews.

Performance-Based Pay

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world.

We seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data are available. We continue to refine our compensation programs to strengthen the link between pay and performance and to effectively balance executive and stockholder interests.

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Approximately 91% of the CEO’s 2020 total compensation was performance-based. The Committee awards a significant portion of each NEO’s performance- based compensation in the form of long-term incentive awards, including stock options and, for the CEO, PRSUs. The Committee believes the use of stock options and PRSUs aligns the interests of our NEOs with our stockholders and will motivate the NEOs to achieve our business goals and strategies and increase stockholder value. The bulk of our CEO’s compensation is in the form of equity awards tied to Discovery’s stock performance. The current employment agreement with our CEO (described below under “NEO Employment Agreements—CEO Employment Agreement” beginning on page 38) provides for a large upfront award of stock options, which was made in July 2018 at the time the agreement was executed. The stock option award is divided into five separate grants with increasing grant prices and staggered vesting, meaning that the awards require sustained and substantial increases in stock price to deliver value.

We believe the mix of compensation for our NEOs is competitive with the compensation practices specific to our industry and appropriately balanced to benefit Discovery in both the short- and long-term so as not to encourage our NEOs to take undue risks. Annual cash bonus awards are more fully described in “NEO Compensation in 2020—Annual Cash Bonus Awards,” beginning on page 44, and our long-term incentive compensation program is more fully described in “NEO Compensation in 2020—Long-Term Incentive Compensation,” beginning on page 50.

Long-Term Employment Contracts

We believe that entering into fixed-term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates from employment. Each of our NEOs was subject to a fixed-term employment contract during 2020. Each of these agreements includes a number of provisions related to components of compensation during the term of the agreement, as further detailed below under “NEO Employment Agreements,” beginning on page 38.

34	Discovery

Executive Compensation

Compensation Decision Making

Role of the Compensation Committee

The Committee operates pursuant to a written charter, a copy of which is posted to the Investor Relations section of our corporate website at ir.corporate.discovery.com. The Committee is responsible for developing, implementing and regularly reviewing adherence to our compensation philosophy. In fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs, as the Committee deems appropriate, to support our business goals and strategies;

•	conducts an annual risk assessment of our compensation programs;

•	aligns compensation decisions with our corporate objectives and strategies;

•	reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our CEO and other NEOs, other executive officers and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our CEO and CFO, and the bonus design and metrics for our NEOs and other executive officers.

The Committee consults with the Board regarding the terms and structure of the CEO’s employment agreement, and reports out to the Board on its annual compensation decisions for the CEO.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the compensation decisions for the NEOs other than himself. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements and amendments to existing agreements for the other NEOs, working closely with Adria Alpert Romm, our Chief People and Culture Officer, to develop these recommendations. The CEO’s recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	our enterprise-wide performance, as well as of the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles at the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year;

•	achievement of applicable annual performance goals; and

•	contractual obligations under the executive’s employment agreement.

The CEO also provides the Committee with proposed goals for himself. The Committee reviews and modifies these goals to ensure that they align with the approved strategies and priorities set by the Board and then discusses the revised goals with the CEO, including the weightings to reinforce which goals have the greatest priorities for the year. The degrees to which the CEO achieves the goals are used, in part, to determine the annual bonus of the CEO. The CEO provides his own assessment of his performance and achievement of goals but does not otherwise participate in the Committee’s deliberations or decisions regarding his annual compensation.

Relationship with and Role of the Independent Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner assisted the Committee by providing the following services, among others:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	providing an evaluation and assessment of risk in compensation program design, policies and procedures;

•	reviewing this CD&A; and

•	benchmarking director compensation for Board and committee service.

Prior to being engaged by the Committee, Croner historically had provided management with compensation survey data and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy

2021 Proxy Statement	35

Executive Compensation

to address the ongoing need for this survey work and to determine the process under which work by Croner for management would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2020, the only services provided by Croner to management were the pre-authorized survey services. The total fees we paid to Croner in 2020 (other than fees for Croner’s services to the Committee) were less than $15,000.

The Committee annually reviews its relationship with Croner as an independent compensation consultant to determine if Croner has any conflict of interest in its services to the Committee. In the 2020 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that Croner did not have a conflict of interest with respect to the services it provides to the Committee. The Committee’s conclusion was based on the following:

•	Croner reports solely to the Committee. Our management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•	the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•	according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for 2020, and for each of the previous fiscal years in which Croner served as independent consultant to the Committee;

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a Discovery stockholder.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual long-term incentive (“LTI”) awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the Committee’s compensation actions with our compensation principles and objectives:

•	executive compensation market data from our peer group (discussed below);

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	the CEO’s evaluation of each NEO’s annual performance (other than Mr. Zaslav himself);

•	achievement of annual quantitative goals for the ICP, the annual cash bonus program that applies to the NEOs other than the CEO and CFO; and

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual cash bonus for the CEO and CFO and the PRSU awards to the CEO.

These factors are considered as a whole, with no specific weight given to any particular factor or factors.

Additional detail about the factors considered in the Committee’s compensation decisions is provided throughout this CD&A.

Peer Group Analysis, Target Pay Positioning and Tally Sheets

Peer Group Analysis

The Committee annually reviews data from a group of peer companies to support compensation decisions for the NEOs. The peer companies are chosen by the Committee to best match our scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, as well as proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison (including removing peers that have been acquired or otherwise materially have changed their corporate structure).

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In October 2019, the Committee reviewed the peer group to determine which companies should be used for purposes of 2020 compensation decisions. For this review, the Committee used the most recently-available proxy statement compensation data at that time, which was, in most cases, from proxy statements filed during the first half of 2019. Following its review, the Committee determined that it would take the following actions with respect to the peer group for 2020 compensation decisions (the “2020 Peer Group”):

•	add Fox Corporation and retain The Walt Disney Company as peer companies, following the merger of 21st Century Fox and The Walt Disney Company in March of 2019;

•	keep both CBS Corporation and Viacom Inc. as peer companies until the merger between these two companies was completed (the merger closed in December of 2019); and

•	add Liberty Global plc to the peer group due to its comparable operating statistics, global reach and status as competitor in the executive labor market.

The Committee used the 2020 Peer Group set forth below for the 2020 Annual Base Salary Review and 2020 Annual LTI Review and other compensation decisions made in December 2019 and February 2020. The Committee concluded that this group provided a good mix of companies with a strong focus on content and international reach.

2020 Peer Group

Activision Blizzard, Inc.	Fox Corporation	Netflix, Inc.
AMC Networks Inc.	Liberty Global plc	The Walt Disney Company
CBS Corporation	Lions Gate Entertainment Corp.	Viacom Inc.
Charter Communications, Inc.

In October 2020, the Committee reviewed the 2020 Peer Group and determined that it would take the following actions with respect to the peer group for purposes of its 2021 compensation review and decisions:

•	retain ViacomCBS Inc., the combined company of two 2020 Peer Group members, CBS Corporation and Viacom Inc., in the peer group; and

•	add Electronic Arts Inc. and Sirius XM Holdings Inc. to the peer group due to each company’s comparable operating statistics, global reach and status as competitor in the executive labor market.

The Committee also reviews data from international companies, in an effort to identify relevant market data for Mr. Perrette’s role as leader of our international division. The Committee reviewed a group of media and content companies publicly traded in the United Kingdom (“U.K.”) and the European Union (the “E.U.”) determined that a mix of traditional media, broadcasting, and publishing companies would be relevant comparators. For 2020, the Committee selected Informa plc, ITV plc, MediaSE, Pearson, ProSiebenSat.1, RELX Group, Vivendi SA and WPP Group (the “2020 International Peers”) to serve as a reference point in assessing Mr. Perrette’s compensation and reviewed compensation data for the CEOs of that group, applying a 30% discount to factor in Mr. Perrette’s role as a division president rather than CEO of a standalone entity. The Committee determined that 30% was a reasonable amount to discount the market data given the difference between leading a division versus leading an entire company. In October 2020, the Committee reviewed the 2020 International Peers and determined that it would add Mediaset S.p.A. and Nordic Entertainment Group AB to the international peer group for purposes of its 2021 compensation review and decisions.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies. The Committee uses the applicable peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation. The Committee may set compensation at or below median for executives who are new to Discovery, to allow delivery of compensation over time that rewards sustained performance. Similarly, the Committee may set compensation above the 75th percentile to retain, motivate and reward the high-caliber executives we need to lead our business.

In December 2019 and again in February 2020, prior to making any decisions with respect to 2020 base salaries or long-term incentive awards, the Committee reviewed market data for each NEO, as compared to our 2020 Peer Group. In this review, the Committee compared each executive’s compensation to that of the corresponding position in the peer group. The Committee undertook this review to aid it in making base salary and long-term incentive decisions for 2020. Based on its review, the Committee believed it was appropriate to set 2020 target total compensation for Messrs. Zaslav and Perrette above the 75th percentile, Messrs. Wiedenfels, Faricy and Leavy below median, and Mr. Campbell between median and 75th percentile. Actual compensation will differ from target compensation based on individual and Company performance and is disclosed in the Summary Compensation Table on page 56.

Tally Sheets

The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

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NEO Employment Agreements

Provided below are summaries of the employment agreements that we have entered into with our NEOs. In each of these agreements, our NEOs are subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period thereafter. The summaries of the NEO employment agreements provided below are qualified in their entirety by reference to the full text of the applicable NEO employment agreement, each of which is filed as an exhibit to the 2020 Form 10-K.

CEO Employment Agreement

We have had an employment agreement with David M. Zaslav, our President and Chief Executive Officer, since he joined Discovery in 2007. We entered into the current employment agreement with Mr. Zaslav in 2018 (the “Zaslav 2018 Employment Agreement”) which commenced on July 1, 2018 and continues through December 31, 2023. Pursuant to the Zaslav 2018 Employment Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference and non-competition, during the term of the agreement and for a period of two years thereafter and to continuing confidentiality obligations. Below is a summary of the key terms of the Zaslav 2018 Employment Agreement.

Base Salary and Target Bonus

Throughout the term of the Zaslav 2018 Employment Agreement, Mr. Zaslav’s base salary will be maintained at $3,000,000 per year and his target annual bonus will be $22,000,000 per year. The target annual bonus is not guaranteed and the actual amount paid to Mr. Zaslav depends on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Committee in consultation with Mr. Zaslav.

Long-Term Incentive Awards and Signing Grants

The Zaslav 2018 Employment Agreement provided for the grant of nonqualified stock options (the “Signing Options”) to Mr. Zaslav, with staggered exercise prices and vesting schedules and progressively higher exercise prices and vesting over the term of the agreement. The Signing Options were granted to Mr. Zaslav on July 16, 2018 and will be earned and become eligible to vest and be exercised in five tranches (determining each tranche’s vesting/exercisability beginning as of January 2 of the years set forth in the following table), and each successive tranche has a higher exercise price, as follows:

Tranche	Series A Shares	Exercise Price ($)	Vesting/Exercise Schedule*
2019	2,435,655	27.35	2020, 2021, 2022, 2023 (25%/yr)
2020	2,211,344	28.72	2021, 2022, 2023, 2024 (25%/yr)
2021	2,155,404	30.15	2022 (33%), 2023 (33%), 2024 (34%)
2022	2,393,454	31.66	2023 (50%), 2024 (50%)
2023	1,571,489	33.24	2024 (100%)

*	Any vesting/exercise date designated as 2024 shall be December 31, 2023

Mr. Zaslav also received a grant of stock options for 989,299 shares of Series A common stock on January 2, 2019. That award, like the 2023 tranche of the Signing Options, had an exercise price of $33.24 per share and shall vest fully and become exercisable on December 31, 2023.

Mr. Zaslav is also entitled to annual awards of PRSUs from 2019 to 2023, conditioned on his employment on the grant date of each tranche of PRSUs. In 2020, Mr. Zaslav received 486,421 PRSUs. The number of PRSUs in each grant from 2020 through 2023 will be determined by dividing $12 million by the closing price of our Series A common stock on the date prior to grant. The PRSUs are earned based on the achievement of quantitative and qualitative performance metrics measured over a one-year performance period. The Committee sets the performance metrics for each one-year performance period at the time of grant in consultation with Mr. Zaslav. Each annual award of PRSUs is paid in three installments as follows: 50% will be paid in the calendar year immediately following the one-year performance period, as soon as practicable following the Committee’s determination of performance for such performance period, 25% will be paid as soon as practicable after the beginning of the second calendar year following the one-year performance period, and the remaining 25% will be paid as soon as practicable after the beginning of the third calendar year following the one-year performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs and is also permitted to have applicable withholding taxes satisfied through a reduction in the number of shares issued to him upon settlement of PRSUs, subject to limitations in certain areas.

All references to vesting of Mr. Zaslav’s long-term incentive awards assume continued employment through the applicable vesting date or acceleration as provided below under “Termination Provisions.”

Mr. Zaslav is required to retain the shares received upon exercise of all of the stock options granted under the Zaslav 2018 Employment Agreement (after netting for any shares used to pay exercise prices and tax withholding) through the end of the term of the Zaslav 2018 Employment Agreement. Mr. Zaslav also is required to hold a specified number of shares of our common stock (either Series A or Series C) during each year from 2019 to 2023: 1,800,000 shares in 2019, 2,220,000 in 2020, 2,550,000 in 2021, 2,750,000 in 2022, and 2,750,000 in 2023.

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Health, Welfare and Other Personal Benefits

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements that we offer for the benefit of our senior executive group, including insurance and retirement plans. He is entitled to four weeks of vacation each year and also receives a car allowance of $1,400 per month. Mr. Zaslav is entitled to use our corporate aircraft or our NetJets arrangement for up to 200 hours of personal use per year. We will pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse us for personal use in excess of 100 hours, under the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in 2014, which continues in effect under the Zaslav 2018 Employment Agreement. See “Retirement Plans and Other Benefits –Health, Welfare and Other Personal Benefits” on page 53 for additional details on Mr. Zaslav’s personal aircraft use.

Termination Provisions

Termination by Reason of Death or Disability

The Zaslav 2018 Employment Agreement provides for the payment of the following amounts upon termination of Mr. Zaslav’s employment by reason of his death or disability:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2)	a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3)	payment for his stock appreciation right (“SAR”) awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event);

(4)	accelerated vesting of his PRSU awards, prorated based on the number of full or partial years completed for the applicable performance period and the amount earned based on achievement of performance metrics during such full or partial years; and

(5)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives and/or the survivors of executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid continuation health coverage (commonly referred to as COBRA), subject to a change to instead use comparable cash payments if required for legal compliance.

In addition, all of Mr. Zaslav’s unvested stock options fully vest and become immediately exercisable in accordance with the terms of the applicable award agreement. As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

Termination by Discovery for Cause; By Mr. Zaslav Other than for Good Reason

If Mr. Zaslav’s employment is terminated by us for “Cause” or by Mr. Zaslav other than for “Good Reason” (“Cause” and “Good Reason” have the meanings set forth below under “Executive Compensation Tables— Potential Payments Upon Termination or Change in Control –Defined Terms Used in this Section” on page 70), the Zaslav 2018 Employment Agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans, but all unvested or unexercised equity awards are forfeited. If such termination was effected by us for “Cause,” or by Mr. Zaslav before December 31, 2023 other than for “Good Reason” (except within 30 days beginning on the 31st day following a Change of Control, as described below) Mr. Zaslav forfeits all rights under his stock option, SAR and PRSU awards (regardless of whether all or any portion of the award is then vested or unvested).

Termination by Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason

If Mr. Zaslav’s employment is terminated by us other than for death, disability or “Cause” or by Mr. Zaslav for “Good Reason,” The Zaslav 2018 Employment Agreement entitles him to receive payments for the following:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2)	a prorated portion of Mr. Zaslav’s annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;

(3)	an amount equal to one-twelfth the average of Mr. Zaslav’s annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by 24, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by 24, payable over the course of the 24 months following his termination or resignation consistent with our normal payroll practices (disregarding for this purpose any portion of the average annual bonus that exceeds $12 million);

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(4)	accelerated vesting and payment for all of his granted but unvested SARs;

(5)	accelerated vesting for all of his outstanding PRSU awards, with the amount earned based on achievement of the performance metrics during the applicable performance period and the awards distributed as if Mr. Zaslav remained employed; and

(6)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid COBRA, subject to a change to instead use comparable cash payments if required for legal compliance.

In addition, Mr. Zaslav’s granted but unvested stock options will continue to vest in accordance with their original vesting schedule following termination of service.

Termination upon Expiration of the Zaslav 2018 Employment Agreement

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Zaslav 2018 Employment Agreement on December 31, 2023, Mr. Zaslav is entitled to receive:

(1)	all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2)	the payment of (i) coverage under our group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to former executives at Mr. Zaslav’s level in the Company generally, or (ii) Company-paid COBRA, subject to a change to instead use comparable cash payments if required for legal compliance; and

(3)	an amount equal to Mr. Zaslav’s annualized base salary in 2023, plus the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, payable over the course of the 12 months following his separation from service after the expiration of the Zaslav 2018 Employment Agreement consistent with our normal payroll practices (disregarding for this purpose any portion of the average annual bonus that exceeds $12 million).

Change in Control Provisions

In the event of a Change in Control (which has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control – Defined Terms Used in this Section” on page 70), the Zaslav 2018 Employment Agreement provides the following:

(1)	If Mr. Zaslav remains employed by us (or our successor) for 30 days following such Change in Control, then:

(a)	any granted and unvested SARs and stock options will become fully vested as of the 30th day following the Change in Control, and
(b)	any outstanding PRSUs for which the performance period has not expired will become fully vested as of the 30th day following the Change in Control and will be earned regardless of actual performance.

(2)	If Mr. Zaslav’s employment is terminated by us (or our successor) other than for “Cause” or by Mr. Zaslav for “Good Reason” within 60 days following a Change in Control, or if Mr. Zaslav resigns voluntarily within the 30 calendar days commencing on the thirty-first day following a Change in Control, then he will be treated as though he was terminated other than for “Cause” or “Good Reason”, meaning he will receive the payments described above under “Termination by Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason” except:

(a)	any granted and unvested SARs will become fully vested as of 30 days after the Change in Control;
(b)	any outstanding PRSUs for which the performance period has not expired will become fully vested as of 30 days following the Change in Control and will be earned regardless of actual performance, and the PRSUs will be distributed immediately to Mr. Zaslav to the extent permissible under the Internal Revenue Code of 1986 Section 409A; and
(c)	any granted and unvested stock options will become fully vested and immediately exercisable.

For more information regarding these payments, please see “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” beginning on page 62.

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Other NEO Employment Agreements

The table below summarizes the key provisions of the other NEO employment agreements.

	Gunnar Wiedenfels	Bruce L. Campbell	Peter Faricy	David C. Leavy	Jean-Briac Perrette
Term	Through April 21, 2024	Through February 14, 2022	Through September 16, 2021	Through March 1, 2023	Through June 30, 2022
Base Salary(1)	$1,700,000	$1,800,000	$1,400,000	$1,300,000	£1,525,000
Target Bonus	150%	150%	120%	115%	175%
Annual Equity	Annual equity awards to be provided in accordance with our normal executive compensation practices.
Sign on/Renewal Grants, Relocation and Other Benefits	None	$3,750,000 contract renewal RSU grant in 2018	$3,000,000 sign on RSU $200,000 cash sign on bonus $600,000 SRP contribution (the “Faricy SRP Contribution”) Relocation to NY Corporate housing in NY/London during 2019	None	$4,000,000 contract renewal RSU grant in 2019 Tax preparation assistance and repatriation benefits
Termination for “Cause”(2)	Upon termination for cause, executive is only entitled to receive amounts earned or vested at the time of termination.(3)
Termination without “Cause” or “Good Reason”(4) Resignation	If executive is terminated without “Cause” or resigns for “Good Reason”, he will be entitled to severance, provided that he signs a release in our favor.(5)
Resignation Provisions	If executive resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.
Renewal Provisions	We may elect to renew each executive employment agreement by providing advance notice (as specified in the applicable agreement). If we fail to renew, the executive is entitled to severance as if he were terminated without cause. In certain instances, we are required by the terms of the applicable agreement to make a “Qualifying Renewal Offer”(6) at the end of the term. If we make a “Qualifying Renewal Offer” that executive rejects, he is not eligible for severance, but is eligible for a non-competition payment of 50% of base salary.(7)
Covenants	Customary restrictive covenants where permitted by law during the term and for 12 months thereafter, including non-interference, non-competition, non-solicitation (18 months for employee non-solicit); continuing confidentiality obligations.

(1)	Base Salary is the base salary set forth in the applicable employment agreement. NEO base salaries are subject to review and adjustment by the Committee, at its discretion, as part of the Annual Base Salary Review.
(2)	“Cause” has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Defined Terms Used in this Section” on page 71. The Cause definition in the individual NEO Employment Agreements shall apply in lieu of that provided in any benefit plans in which the NEO participates.
(3)	Mr. Wiedenfels’ agreement also provides that we may terminate him for “Cause” if we provide notice that he has materially neglected his duties to us or engaged in other conduct that constitutes a breach, and he fails to cure such breach within 30 days of delivery of such notice.
(4)	“Good Reason” has the meaning set forth below under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Defined Terms Used in this Section” on page 71.
(5)	Additional information about severance payments can be found under “Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control” on page 62.
(6)	“Qualifying Renewal Offer” is an offer to renew the employment agreement with a meaningful increase in base salary and a bonus target that is at least the same level as in effect at the end of the current term of employment, and with other material terms that are at least as favorable, in the aggregate, as the material terms of the current employment agreement.
(7)	The agreements with Messrs. Faricy and Leavy do not require us to make a “Qualifying Renewal Offer” but do provide for severance if we don’t renew the agreement at the end of the term. Mr. Perrette’s agreement provides that if he rejects a “Qualifying Renewal Offer”, in addition to the benefits provided in the table below, his non-competition payment would increase to 100% of base salary if he seeks to engage in competitive activity and permission is denied by us.

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Amendment to Mr. Wiedenfels’ Agreement

On September 23, 2020, we amended our employment agreement with Mr. Wiedenfels to extend the term to April 21, 2024. Under the amendment, which was effective as of January 1, 2021, Mr. Wiedenfels’ base salary was increased to $1,700,000 and his annual cash bonus target for 2021 and beyond was increased to 150% of his base salary. In addition, his annual equity target for the award to be made in March 2021 was increased to $4,000,000. Under the terms of the amendment, Mr. Wiedenfels was not eligible for a further base salary increase during the February 2021 Annual Base Salary Review.

Mr. Faricy’s Departure

On June 17, 2020, Peter Faricy informed us that he was resigning, and his employment with us ended as of August 1, 2020. We agreed to treat Mr. Faricy’s departure as a termination without “Cause” under the terms of his employment agreement. Mr. Faricy executed an appropriate release, which entitled him to severance. Mr. Faricy received his regular base salary through August 1, 2020, is entitled to salary continuation through September 16, 2021 (the date his employment agreement would have ended per its terms), and is eligible for a pro-rated 2020 ICP payment based on his service from January 1, 2020 through August 1, 2020. In addition, the unvested portion ($400,000) of the Faricy SRP Contribution vested per the terms of his employment agreement. Pursuant to the terms of his equity award agreements, Mr. Faricy forfeited all equity awards that were unvested as of the 90th day after the date of his termination (October 30, 2020). The amounts paid to Mr. Faricy in 2020 are described in the applicable sections throughout this CD&A and are set forth in the 2020 Summary Compensation Table which appears on page 56 and under “Potential Payments Upon Termination or Change In Control” on page 66.

NEO Compensation in 2020

Elements of 2020 Compensation

Total direct compensation for the NEOs in 2020 consisted of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, the target amount of each NEO’s annual cash bonus as a percentage of base salary.
Annual Cash Bonus	Each NEO has a target cash bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). The actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our industry. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.
Long-Term Incentive Awards	Annual equity and equity- type awards, in the form of non-qualified stock options, performance-based restricted stock units, restricted stock units and stock appreciation rights. Each type of award instrument generally vests in tranches over multiple years.	Deliver a substantial portion of an executive’s annual total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders. We also use long-term incentive awards as a tool to encourage an executive to enter into a new employment agreement or extend an existing agreement. These awards serve as retention tools and align an executive’s interests to those of our stockholders.

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2020 NEO Accomplishments and Compensation

Our performance and individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered our operational accomplishments and solid financial performance in 2020, as well as each of the individual NEOs’ 2020 accomplishments in making compensation decisions. A summary of overall 2020 performance and individual accomplishments for each of the NEOs who served the full fiscal year appear below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2020, Mr. Zaslav provided extraordinary leadership during a time of unprecedented challenge and delivered against our strategic priorities. He successfully safeguarded our financial performance during a difficult and rapidly changing economic situation. Mr. Zaslav also spearheaded our efforts to develop engaging content across our portfolio for our linear and digital platforms around the globe, including the production of innovative and creative content and programming strategies during the pandemic. In addition, Mr. Zaslav provided exceptional leadership with respect to the expansion of our direct-to-consumer business and the successful launch of discovery+ in several international markets during 2020 and the preparation for the January 2021 U.S. launch of the product.

Mr. Wiedenfels: Mr. Wiedenfels is our CFO and reports to our CEO. Mr. Wiedenfels made strong contributions in 2020 and provided outstanding financial leadership during an exceptionally challenging year. Under Mr. Wiedenfels’ leadership, our accounting and financial reporting teams were able to seamlessly transition to remote working and successfully complete our quarterly and annual filings in a timely manner. He continued to oversee our ongoing transformation efforts to drive additional cost savings. Mr. Wiedenfels also oversaw numerous transactions to preserve liquidity and effectively manage our balance sheet, including the renegotiation of certain provisions in our credit facility, refinancing shorter-term maturities at lower coupon rates, and repurchasing over $1 billion of Discovery equity. Mr. Wiedenfels also provided essential leadership as we navigated the strategic and financial implications of the discovery+ launch and was a key contributor to the preparations for the December 2020 product announcement and associated investor presentation.

Mr. Campbell: Mr. Campbell is our Chief Development, Distribution & Legal Officer and reports to our CEO. Mr. Campbell successfully led a number of acquisitions and other significant transactions and partnerships in 2020. He was instrumental in establishing a partnership for the U.S. launch of discovery+ with Verizon as well as partnerships with Amazon, Roku and other streaming providers which laid the foundation to deliver discovery+ to as many homes as possible upon launch. Mr. Campbell also oversaw a number of key U.S. affiliate renewals in 2020. On the M&A front, he led the acquisition of Tele5 in Germany and MediaWorks in New Zealand which support our international growth strategy. Mr. Campbell also provided outstanding leadership to our corporate legal team and our business affairs function and drove value and efficiency by consolidating our production management functions.

Mr. Leavy: Mr. Leavy is our Chief Corporate Operating Officer and reports to our CEO. Among other responsibilities, Mr. Leavy manages our creative and corporate marketing functions; data strategy and analytics; global technology, information security and operations; talent management and casting; corporate research; government relations and public policy; global corporate communications; and business operations, including real estate, global security and facilities. In 2020, Mr. Leavy was an instrumental leader across multiple company-wide initiatives. Mr. Leavy co-led our global COVID-19 response, which included overseeing crisis management, business continuity, employee communications and talent mobilization efforts, as well as ensuring we had the technology resources to effectively transition to remote working. In addition, Mr. Leavy was a key leader and contributor to the successful launch of discovery+ including leading branding, marketing and the overall product rollout. Mr. Leavy was also responsible for our corporate social responsibility actions during the year, including charitable initiatives in response to the COVID-19 pandemic, the development of our ESG strategy and dedicated ESG website; as well as chairing the company’s Global Sustainability Committee.

Mr. Perrette: Mr. Perrette serves as CEO and President of Discovery International and reports to our CEO. Mr. Perrette drove strong performance in our international division in 2020, including over-delivery of AOIBDA for the division. Mr. Perrette continued to drive transformation efforts and cost-efficiencies within the international division, despite the challenges presented by the COVID-19 pandemic and led an aggressive pivot of the international business towards direct-to-consumer. Mr. Perrette also stepped in mid-year to take over leadership of MotorTrend, GolfTV and PlaySports. He was a key and instrumental contributor to the successful international launch of discovery+ in 2020, the partnership we formed with Sky and the preparation for the January 2021 U.S. launch of the product.

The following chart summarizes the compensation decisions for 2020 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussion immediately below the chart.

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Element of Compensation	2020 Compensation Actions
Base Salary

•  Maintained base salary for Mr. Zaslav per the terms of the Zaslav 2018 Employment Agreement.

•  Increased base salary for Mr. Wiedenfels in February 2020 as part of the 2020 Annual Base Salary Review. Mr. Wiedenfels base salary was further increased in connection with the September 2020 amendment of his employment agreement; his new base salary was effective as of January 1, 2021.

•  Increased base salary for Messrs. Campbell, Faricy and Perrette in February 2020 as part of the 2020 Annual Base Salary Review.

•  Mr. Leavy’s 2020 base salary was established in connection with the extension of his employment agreement in June 2019.

Annual Cash Bonus	• Paid annual cash bonuses in March 2021 to each of the NEOs following the 2020 Annual Bonus Review which took place in February 2021.
Long-Term Incentive Awards

•  Awarded PRSUs to Mr. Zaslav as specified in the Zaslav 2018 Employment Agreement.

•  Awarded stock options and RSUs to Messrs. Wiedenfels, Campbell, Faricy, Leavy and Perrette in February 2020 following the 2020 Annual LTI Review.

Base Salary

Mr. Zaslav: Under the terms of the Zaslav 2018 Employment Agreement, Mr. Zaslav’s base salary was set at $3 million throughout the term of the agreement (through 2023). The Committee determined that it was appropriate to retain Mr. Zaslav’s base salary at the same level and to focus the compensation elements of the agreement on performance-based pay. This agreement is further described in “NEO Employment Agreements” above.

Mr. Wiedenfels: The Committee increased Mr. Wiedenfels’ base salary by 3% to $1,202,000 in the 2020 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2020 Peer Group market data. The Committee further increased Mr. Wiedenfels base salary to $1,700,000 as specified by the September 2020 amendment of his employment agreement. Mr. Wiedenfels new base salary went into effect on January 1, 2021. The Committee considered Mr. Wiedenfels’ performance, market data from the 2020 Peer Group, internal equity, and the long-term nature of the agreement in determining the appropriate base salary adjustment. This increase was in lieu of any further increase as part of the 2021 Annual Base Salary Review. Mr. Wiedenfels’ employment agreement is further described in “Other NEO Employment Agreements” above.

Mr. Campbell: The Committee increased Mr. Campbell’s base salary by 3% to $1,909,620 in the 2020 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2020 Peer Group market data.

Mr. Faricy: The Committee increased Mr. Faricy’s base salary by 3% to $1,442,000 in the 2020 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2020 Peer Group market data.

Mr. Leavy: The Committee increased Mr. Leavy’s base salary to $1,300,000, effective March 1, 2020, as specified by the June 2019 extension of his employment agreement. The Committee considered Mr. Leavy’s performance, market data, internal equity and the long-term nature of the agreement in determining the appropriate salary. This increase was in lieu of any further increase as part of the 2020 Annual Base Salary Review. Mr. Leavy’s employment agreement is further described in “Other NEO Employment Agreements” above.

Mr. Perrette: The Committee increased Mr. Perrette’s base salary by 3% to £1,570,750 in the 2020 Annual Base Salary Review. The Committee based this decision on the CEO’s recommendation, with reference to the 2020 International Peer Group market data.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of our NEOs with respect to their 2020 performance as part of the 2020 Annual Bonus Review which took place in February 2021. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join us, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment. If an executive works only part of the year, the bonus amount generally is subject to proration based the period of employment.

Each of our NEOs, other than Messrs. Zaslav and Wiedenfels, participated in the ICP in 2020, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets as applied to the target value.

The annual cash bonus design also rewards exceptional individual performance through allocation of a “performance pool.” Three percent of the ICP target is used to fund the performance pool and additional funding is based on overachievement of the Adjusted Free Cash Flow metric. The performance pool is then allocated to high performing employees, which may include the NEOs other than Mr. Zaslav. Each eligible NEO received a performance pool award for 2020. Mr. Faricy was not eligible for a performance pool award in 2020.

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Executive Compensation

The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement. The following chart summarizes the 2020 bonus target amount and actual payout for each NEO. Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the 2020 Grants of Plan-Based Awards Table on page 58 for more information regarding the range of 2020 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table on page 56 for the actual amounts paid to them with respect to their 2020 awards.

NEO	2020 Target Amount	2020 Metrics	Total 2020 Cash Bonus Award
David M. Zaslav, CEO	• $22,000,000	• 50% qualitative goals • 50% quantitative goals	• $21,799,921, based on achievement of 98.2% of the quantitative goals and 100% of the qualitative goals. The aggregate payout amount was slightly below target.
Gunnar Wiedenfels, CFO	• $1,442,400 • 120% of base salary	• 50% qualitative goals • 50% quantitative goals • Individual performance factored into allocation of performance pool	• $2,359,282, based on achievement of 98.2% of the quantitative goals and 100% of the qualitative goals and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Wiedenfels’ outstanding individual performance in 2020 and his contributions to the financial management of our business during the pandemic, the preparations for the launch of discovery+ and our ongoing transformation efforts.
Bruce L. Campbell, Chief Development, Distribution & Legal Officer	• $2,864,430 • 150% of base salary	• 100% ICP calculation • 100% of ICP assigned to achievement of Company-wide financial metrics • Individual performance factored into ICP calculation and allocation of performance pool	• $4,152,113, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Campbell’s outstanding individual performance in 2020 and his contributions to the management of our business during the pandemic, the preparations for the launch of discovery+ and our ongoing transformation efforts.
Peter Faricy, Former CEO, Global Direct- to-Consumer	• $1,007,036 • 120% of base salary

•  100% ICP calculation

•  50% of ICP assigned to achievement of global direct-to-consumer financial metrics

•  20% of ICP assigned to Company-wide Net Revenue and Adjusted Free Cash Flow financial metrics

•  30% of ICP assigned to Company-wide Next Generation Digital Revenue financial metrics

• $977,933, based on calculation of the ICP payout. The award to Mr. Faricy was pro-rated for the portion of the year he was actively employed by us.
David C. Leavy, Chief Corporate Operating Officer	• $1,375,313 • 115% of base salary	• 100% ICP calculation • 100% of ICP assigned to achievement of Company-wide financial metrics • Individual performance factored into ICP calculation and allocation of performance pool	• $2,114,399, based on calculation of the ICP payout. ICP calculation based on Company performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Leavy’s outstanding individual performance in 2020 and his contributions to the management of our business during the pandemic, the preparations for the launch of discovery+ and our ongoing transformation efforts. The award to Mr. Leavy takes into account the pro-ration of his base salary and ICP target based on the March 1, 2020 effective date of his current employment agreement.

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Executive Compensation

Jean-Briac Perrette, President and Chief Executive Officer, Discovery International	• £2,748,813 • 175% of base salary

•  100% ICP calculation

•  50% of ICP assigned to achievement of International division financial metrics

•  20% of ICP assigned to Company-wide Net Revenue and Adjusted Free Cash Flow financial metrics

•  30% of ICP assigned to Company-wide Next Generation Digital Revenue financial metrics

•  Individual performance factored into ICP calculation and allocation of performance pool

• £3,647,953, based on calculation of the ICP payout. ICP calculation based on Company and International division performance and allocation of the performance pool. The aggregate payout amount was above target, reflecting Mr. Perrette’s outstanding individual performance in 2020 and his contributions to the management of our business during the pandemic, the preparations for the launch of discovery+ and our ongoing transformation efforts.

2020 Financial Metrics – Performance and Adjustments

The Committee sets annual financial metrics that are used to determine the cash bonuses awarded to NEOs. The ICP is calculated based solely on performance against financial measures, and the annual cash bonus for the CEO and CFO is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. The 2020 financial metrics or quantitative goals were based on:

•	Net Revenue;
•	Adjusted Free Cash Flow (as defined below);
•	Further Adjusted OIBDA (as defined below); and
•	Next Generation Digital Revenue (as defined below).

The Committee annually reviews potential adjustments to performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency neutral. The Committee typically groups adjustments into three categories:

•	unplanned acquisitions and divestitures (and related expenses and revenues);
•	unplanned programming or new business investments; and
•	corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters).

The Committee originally established the 2020 financial metrics in February of 2020, prior to the World Health Organization’s March 11, 2020 declaration of COVID-19 as a global pandemic and prior to the pandemic-related shut-downs and announcement of the postponement of the Tokyo 2020 Olympics. In the face of these pandemic-related events, the Committee did not adjust the performance metrics and targets but did determine it would be appropriate to consider the impact of these unforeseen events as potential adjustments to performance during the Annual Bonus Review as management had no influence over these macro-economic events and they were not anticipated or considered at the time the targets were set. In making this determination, the Committee noted the following:

•	our solid financial performance in a challenging year;
•	the resilience of the NEOs and other employees to transition seamlessly to remote-work arrangements and continue to manage the business at a high level in the face of unprecedented conditions;
•	steps that were taken to mitigate the risks to our business, including increased cost savings initiatives;
•	implementation of measures to preserve liquidity; and
•	innovative production and programming strategies, including producing content filmed by our on-air talent and seeking viewer feedback on which content to air.

The Committee also considered the incredible work that was done in 2020 to develop discovery+ and to successfully launch the product in 25 global markets during the fourth quarter and in the U.S. on January 4, 2021.

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Executive Compensation

The table below provides the definition of each of the four financial metrics and describes the 2020 adjustments at a high level:

Financial Metric	Definition	2020 Adjustments
Net Revenue	Revenue from ordinary business operations.

Adjustments in the following areas:

•   unforeseen delays and cancellations of sporting events, including the postponement of the Tokyo 2020 Olympic Games and the unforeseen impact of COVID-19 on advertising revenues;

•   unplanned acquisitions of Tele5 and Mediaworks and the unplanned MotorTrend On Demand transaction;

•   unplanned investments in Food Network Kitchen content and Korea investment; and

•   corporate transactions and legal expenses related to Eurosport Digital legal and cloud costs.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.	Adjustments on the same bases described above for Net Revenue.
Further Adjusted OIBDA	Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.	Adjustments on the same bases described above for Net Revenue.
Next Generation Digital Revenue	Revenue (distribution, advertising and other) recorded and generated on Discovery’s global digital distribution platforms.	Adjustments on the same bases described above for Net Revenue.

Determination of Annual Cash Bonus Awards to Messrs. Zaslav and Wiedenfels

The bonus structure for Messrs. Zaslav and Wiedenfels was designed by the Committee to meet specific objectives. Unlike the calculation of the ICP pool, which is calculated based solely on performance against financial measures, the annual cash bonus for these two NEOs is based 50% on performance against financial measures, or quantitative goals, and 50% on qualitative goals determined without reference to our performance against financial targets. Given the role of each of the CEO and the CFO in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus opportunities based on separate qualitative measures. Mr. Wiedenfels is also eligible for allocation of the performance pool consistent with the process for other senior executives.

This combination of quantitative and qualitative goals allows the Committee to incentivize and reward the setting of appropriate financial targets by the CEO and the CFO; the Committee adopted this design as a result of its ongoing risk assessment of our executive compensation programs.

The Committee determined that including all four financial measures described above was appropriate for the CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions. The quantitative goals were each weighted at 25% to reflect equal emphasis on each of the four measures.

For 2020, the quantitative targets, weighting and results for the cash bonuses to the CEO and CFO were as follows (actual achievement is after the aforementioned adjustments):

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	25%	$9,374	$11,718	$11,774
Adjusted Free Cash Flow ($ in millions)	25%	$1,960	$2,450	$2,715
Further Adjusted OIBDA ($ in millions)	25%	$3,326	$4,158	$4,318
Next Generation Digital Revenue ($ in millions)	25%	$857	$1,071	$1,056

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Executive Compensation

The Committee sets annual individual qualitative goals for Mr. Zaslav related our strategic priorities, and for Mr. Wiedenfels based on the priorities in his role as CFO. The Committee sets updated goals each year based on changing priorities, and there is variation from year to year in both the substance of the annual goals and how they are weighted.

For 2020, Mr. Zaslav’s qualitative goals, with weighting, were to:

•	safeguard targeted total Company financial performance during difficult and rapidly changing economic times (34%);
•	prepare aggregated app and other direct-to-consumer offerings for successful launch in the first quarter of 2021 (33%); and
•	dynamically grow direct-to-consumer business, including subscriber and active user base across the portfolio (33%).

For 2020 Mr. Wiedenfels’ qualitative goals, with weighting, were to:

•	support the roll-out of our direct-to-consumer strategy (25)%;
•	continue free cash flow improvement initiatives (25%);
•	implement a continuous improvement program in the finance department and across the Company (20%);
•	support work of the Finance and Audit Committees, including providing effective and timely reporting and analysis in priority areas (10%); and
•	drive financial COVID-19 response (20%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects the significant emphasis on continued enterprise transformation. The Committee historically has set annual qualitative goals with a significant degree of “stretch” and has evaluated achievement against the goals by requiring a significant degree of over-performance to meet the goal.

In February 2021, the Committee reviewed the achievement of these quantitative and qualitative goals, considering the CEO’s and CFO’s self-assessments and, with respect to Mr. Wiedenfels, the input of the CEO and with respect to Mr. Zaslav, the input of the Board. With respect to the quantitative goals, the Committee determined that we had achieved 100.5% of the Net Revenue metric, 110.8% of the Adjusted Free Cash Flow metric, 103.9% of the Further Adjusted OIBDA metric, and 98.5% of the Next Generation Digital Revenue metric. Based on the performance against the four metrics, the overall calculation of the payout amount was 98.2% of the target amount. With respect to the qualitative goals, the Committee determined that Mr. Zaslav had achieved his qualitative goals at the 100% level and that Mr. Wiedenfels had achieved his qualitative goals at the 100% level.

Based on these assessments, the Committee approved a total bonus payment of $21,799,921 to Mr. Zaslav. With respect to Mr. Wiedenfels, the Committee approved a total bonus payment of $2,359,282, based on achievement of the quantitative and qualitative goals, and the inclusion of a performance pool allocation as recommended by the CEO based on Mr. Wiedenfels’ strong performance in 2020, including his leadership in the areas of cash flow management, our financial response to COVID-19 and our ongoing transformation efforts, as well as the support he provided with respect to the preparation and planning for the discovery+ launch.

2020 ICP and Performance Pool

The 2020 annual cash bonus for Messrs. Campbell, Faricy, Leavy and Perrette was based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);
•	second, establishing the amount payable as a result of our performance versus the ICP financial metrics and any applicable line of business performance measures, as applied to the target bonus amount (such amount, the “ICP Payout Percentage”); and
•	third, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers, with the amount available to allocate varying based on our overall financial performance.

The 2020 annual cash bonus awards to Messrs. Campbell, Faricy, Leavy and Perrette were calculated as follows:

Base Salary	X	NEO’s Individual Target Bonus Percentage	X	ICP Payout Percentage	+	Performance Pool Allocation (if applicable)	=	Cash Bonus Award paid to NEO

In February of 2020, the Committee established threshold (20% payout), target (100% payout) and above target (110% payout) amounts for each of the ICP financial metrics and a scale that would determine the amount payable for achievement of results between the threshold and the above target amounts. The metrics were designed to provide a payout of 110% only upon at least 110% performance for each of ICP financial metrics. The threshold for a payout was achievement of at least 90% of the metric (performance at less than 90% would result in no payout based on the scale) and for prorated payout for performance between 90% and 110% of the metrics. Payments beyond the “above target” amount may be made at the Committee’s discretion. The Committee also established that funding of the performance pool would be based on overachievement of the Adjusted Free Cash Flow metric under the ICP.

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Executive Compensation

For NEOs who work in or are fully dedicated to support a line of business within Discovery (e.g., Discovery International, Global Direct-to-Consumer) a portion of their ICP award will be based on the performance of their line of business. For these NEOs, 20% of their ICP will be based on achievement of the total Company Net Revenue and Adjusted Free Cash Flow metrics described above and set forth in the table below, 30% will be based on the achievement of the Next Generation Digital Revenue metric described above and set forth in the table below, and the remaining 50% will be based on achievement of the ICP metrics for their line of business. In 2020, Messrs. Faricy and Perrette had a portion of their ICP awards determined by the performance of their respective lines of business.

Corporate. The 2020 Corporate ICP performance targets are set forth in the following table. For 2020, the Committee used Net Revenue, Adjusted Free Cash Flow and Next Generation Digital Revenue as the ICP metrics. The Committee weighted Net Revenue and Adjusted Free Cash Flow at 35% each, recognizing the continuing importance of each of these measures to the Company’s overall performance. It weighted Next Generation Digital Revenue at 30% to focus all employees on this new revenue stream and our strategic objective to advance our digital and direct-to-consumer business. The Net Revenue, Adjusted Free Cash Flow and Next Generation Digital Revenue measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Wiedenfels, and were subject to the same adjustments discussed above. The numbers in the tables below under “Actual Achievement” reflect the adjustments discussed above.

Corporate	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	35%	$10,546	$11,718	$12,890	$11,774
Adjusted Free Cash Flow ($ in millions)	35%	$1,864	$2,450	$3,036	$2,715
Next Generation Digital Revenue ($ in millions)	30%	$964	$1,071	$1,178	$1,056

Discovery International. The 2020 ICP performance targets for Discovery International (the metric used for 50% of Mr. Perrette’s 2020 bonus) are set forth in the following table. The Committee adjusted the performance against the metrics for Discovery International, based on the same categories and adjustments applied to the Company-wide metrics.

Discovery International	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	50%	$4,014	$4,460	$4,906	$4,454
Further Adjusted OIBDA ($ in millions)	50%	$347	$659	$971	$670

Global Direct-to-Consumer. The 2020 ICP performance targets for the Global Direct-to-Consumer business (the metric used for 50% of Mr. Faricy’s 2020 bonus) are set forth in the following table. The Committee adjusted the performance against the metrics for Global Direct-to-Consumer based on the same categories and adjustments applied to the Company-wide metrics.

Global DTC	Weighting	Threshold	Target	Above Target	Actual Achievement
Net Revenue ($ in millions)	60%	$1,004	$1,115	$1,227	$1,094
Further Adjusted OIBDA ($ in millions)	40%	$(303)	$(203)	$(103)	$(119)

Assessment of Performance. The determination as to whether the 2020 ICP financial performance measures were met was made in the 2020 Annual Bonus Review during the first quarter of 2021, following review of the full-year 2020 financial results. Based on our financial performance in 2020 versus the ICP performance targets, the Committee funded the Corporate ICP pool at 99.6% of target, Discovery International at 98.2% and Global Direct-to-Consumer at 97.1%.

The Committee also funded the 2020 performance pool based on our over-delivery of our Adjusted Free Cash Flow target as disclosed above. As part of the February 2021 Annual Bonus Review, the Committee determined whether to allocate performance pool amounts to each NEO other than the CEO and Mr. Faricy. The performance pool is funded as a total amount; all bonus-eligible employees (other than the CEO and Mr. Faricy) were eligible for an award under the performance pool in 2020. For NEOs other than the CEO, the CEO recommends individual awards that are paid as part of the overall annual bonus payout. For 2020, the CEO’s recommendations were based on individual performance as noted above, with particular emphasis on the exemplary leadership shown by Messrs. Campbell, Leavy and Perrette throughout the COVID-19 pandemic and the actions taken to develop and successfully launch discovery+ in the U.S. in January 2021.

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Executive Compensation

Mr. Zaslav provided his assessment of each of Messrs. Campbell, Leavy and Perrette and a recommended ICP award and performance pool allocation for each NEO. The Committee reviewed Mr. Zaslav’s reviews and recommendations, as well as each NEOs’ self-assessment of his own individual performance for 2020. Based on its review, the Committee approved cash bonuses under the ICP and a performance pool allocation for Messrs. Campbell, Leavy and Perrette as set forth in the table below:

NEO	ICP Target Amount	ICP Payout Percentage	Cash Bonus Award (ICP + Performance Pool)
Bruce L. Campbell	$2,864,430	99.6%	$4,152,113
David C. Leavy	$1,375,313	99.6%	$2,114,399
Jean-Briac Perrette	£2,748,813	98.2%	£3,647,953

Mr. Faricy’s 2020 ICP award was $977,933, which was 97.1% of his target amount. The amount was based on the Committee’s assessment of the Global Direct-to-Consumer business, which Mr. Faricy managed, and Mr. Faricy’s pro-rated ICP target for the portion of the year he was actively employed.

Long-Term Incentive Compensation

We make equity awards as part of our long-term incentive compensation program under our 2013 Incentive Plan. We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2020, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time.

Annual LTI Review and New Hire/Contract Renewal Awards

The Committee generally considers LTI awards to the NEOs in two categories: annual awards, in the same process used for executive-level employees early each year in the Annual LTI Review, and special awards for newly-hired executives or in conjunction with the renewal of an existing fixed-term contract. The Committee made awards to Messrs. Wiedenfels, Campbell, Faricy, Leavy and Perrette as part of the 2020 Annual LTI Review which took place in February 2020. Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines performance metrics for each performance-based award to Mr. Zaslav at the time the award is made.

In the Annual LTI Review, as an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to each NEO other than the CEO, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units, as further described below.

For new hire and contract renewal awards, the Committee follows a similar process, referring to market data, as well as internal equity and the overall compensation terms of the agreement. The Committee determines a target amount expressed as a dollar value, which is then converted into a number of units, as further described below.

Timing of Awards. The Committee’s intent is to approve equity awards annually in February each year, with new hire, promotion, and contract grants made throughout the year in the Committee’s regular meetings. The Committee uses a consistent effective date for annual grants of March 1, with the approval of the grants occurring in late February but with a March 1 effective date. This allows a consistent grant date and vesting schedule for annual awards made to employees and provides for consistent annual grant timing.

For new hire, promotion, and contract grants made at other times throughout the year, the Committee continued the practice of making such grants at regularly-scheduled Committee meetings every two to three months. On occasion for administrative convenience, the Committee may make a grant with a future effective date, with the grant price set on the future effective date.

Our practice of setting regular equity award grant dates based on scheduled Committee meetings, and adopting a consistent date for the annual grants, is designed to avoid the possibility that we could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

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Executive Compensation

2020 Long-Term Incentive Awards

The following chart summarizes the equity awards made in 2020 to each NEO.

NEO		2020 Target Amount	2020 LTI Awards
David M. Zaslav, CEO		$9,000,000	364,816 Series A PRSUs
		$3,000,000	121,605 Series A PRSUs
	Total value:	$12,000,000
Gunnar Wiedenfels, CFO		$1,750,000	200,535 stock options
		$1,750,000	70,937 RSUs (annual)
	Total value:	$3,500,000
Bruce L. Campbell, Chief Development, Distribution & Legal Officer		$1,600,000	183,346 stock options
		$1,600,000	64,857 RSUs (annual)
	Total value:	$3,200,000
Peter Faricy, Former CEO, Global Direct-to-Consumer		$1,600,000	183,346 stock options
		$1,600,000	64,857 RSUs (annual)
	Total value:	$3,200,000
David C. Leavy, Chief Corporate Operating Officer		$1,000,000	114,592 stock options
		$1,000,000	40,536 RSUs (annual)
	Total value:	$2,000,000
Jean-Briac Perrette, President and CEO, Discovery International		$1,750,000	200,535 stock options
		$1,750,000	70,937 RSUs (annual)
	Total value:	$3,500,000

2020 Long-Term Incentive Awards to CEO

The design of Mr. Zaslav’s compensation in his employment agreement emphasizes stockholder alignment through tying the vast majority of his compensation to Discovery equity and requiring substantial stock holdings. Under the Zaslav 2018 Employment Agreement, Mr. Zaslav received an award of 486,421 Series A PRSUs on February 28, 2020 with a one-year performance period that ended on December 31, 2021. The 2020 PRSU awards to Mr. Zaslav consisted of:

•	an award of 121,605 Series A PRSUs, which vested at 99.6% on February 24, 2021 based on the Committee’s certification of the Company’s performance against the quantitative metrics it established for these PRSUs - Revenue, Adjusted OIBDA, Adjusted Free Cash Flow and Next Generation Digital Revenue performance during 2020; and
•	an award of 364,816 Series A PRSUs, which vested at 100% on February 24, 2021 based on the Committee’s assessment of Mr. Zaslav’s performance versus the qualitative goals it established for these PRSUs, which are more fully described below.

The performance against the quantitative performance metrics for the CEO’s 2020 PRSUs are set forth in the following table:

Quantitative Performance Metrics for PRSUs awarded to David Zaslav in 2020

	Target		Performance
1-Year PRSU Performance ($ in millions)	Target Weighting	PRSU Target ($)	2020 ($)	Performance against Target
Revenue	25%	11,718	11,774	100.0%
Adjusted OIBDA	25%	4,158	4,318	100.0%
Adjusted Free Cash Flow	25%	2,450	2,715	100.0%
Next Generation Digital Revenue	25%	1,071	1,056	98.5%
TOTAL				99.6%

The Committee also established qualitative goals for the 2020 PRSU awards to the CEO in the areas of leadership and content, with each area weighted evenly.

Leadership goals included:

•	mentoring leadership candidates and providing leadership development opportunities;
•	designing a structure to empower executive decision-making and accountability;

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Executive Compensation

•	building leadership team cohesion to promote core business revenue and cash flow while also investing in the direct-to-consumer business;
•	provide strategic insight to support direct-to-consumer product strategy; and
•	make efficient use of human capital and ensure maximum productivity.

Content goals included:

•	improve and develop content with the capability of expanding it to digital audiences;
•	develop content with domestic and international appeal;
•	develop engaging series programing and on-air talent and successfully launch direct-to-consumer products; and
•	develop new, and continue to improve on existing, event programming and content across portfolios.

The Committee assessed Mr. Zaslav’s 2020 performance against these goals and determined that he met 100% of the qualitative goals established for his 2020 PRSU awards.

Based on 2020 performance versus the quantitative and qualitative metrics set forth above, the Committee certified the vesting of the 1-Year Target PRSUs granted to Mr. Zaslav at 99.9%. For the PRSUs that vested in February 2021, 50% of the shares were distributed at the time of vesting, and 25% will be distributed in each of 2022 and 2023 based on Mr. Zaslav’s continued employment and the other terms and conditions of the award.

2020 Long-Term Incentive Awards to Other NEOs

For 2020, the awards to Messrs. Wiedenfels, Campbell, Faricy, Leavy and Perrette were in the form of stock options and RSUs (50% of the target value in stock options with respect to our Series A common stock, 50% in RSUs with respect to our Series A common stock). The Committee adopted this long- term incentive design for NEOs after reviewing market trends and best practices and concluding that these awards would:

•	provide appropriate incentives;
•	link the interests of our senior executives to those of our stockholders; and
•	serve as a retention tool.

Stock Options

The stock option awards have a four-year vesting schedule, become exercisable (while the holder remains employed) in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. The approved value is converted into a number of stock options based on the Black-Scholes value of the stock option using the closing price of our Series A common stock on Nasdaq. In 2020, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the Series A common stock as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants.

RSUs

The RSU awards granted in 2020 have a four-year vesting schedule, vesting in three substantially equal tranches, the first 33% on March 1 after the second anniversary of the date of grant and the remaining 33% and 34% on March 1 following the third and fourth anniversaries, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. The approved value is converted into a number of RSUs based on the closing price of our Series A common stock on Nasdaq on the last trading day prior to the date of grant.

Retirement Plans and Other Benefits

Retirement Benefits

Our U.S.-based NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs other than Mr. Perrette. The eligible NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, we make a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of matching contributions, subject to certain limits under applicable tax regulations. We do not make matching contributions into the SRP. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of their annual bonus awards into their SRP accounts. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

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Executive Compensation

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in our 401(k) plan to save a proportionate amount for retirement and support the goals of providing competitive compensation packages to our employees.

Mr. Perrette is employed in the U.K. and participates in the Company’s benefit plans and programs as offered to other U.K.-based Company employees. These benefits include a defined contribution pension plan.

For more information about the SRP, please refer to the 2020 Non-Qualified Deferred Compensation Table on page 62 under “Executive Compensation Tables” below.

Health, Welfare and Other Personal Benefits

The U.S.-based NEOs are eligible to participate in the health, welfare and fringe benefits we generally make available to our U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Mr. Perrette is based in the U.K. and is eligible to participate in the health, welfare and fringe benefits we generally make available to our U.K.-based regular full-time employees, such as life insurance benefits, short- and long-term disability, and an employer pension scheme.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits; Related Gross-Up

Consistent with our objective to attract and retain a high-performing executive management team for senior roles in our global business, we place high performing executives on international assignments to fill key roles in the places where we do business. We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, offering education and other allowances, providing tax equalization benefits, which are intended to maintain the executive’s out of pocket tax liabilities at the same level they would have been had the executive not been assigned to a foreign jurisdiction and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). Mr. Perrette had served initially in his role as an expatriate but was transferred to local pay and benefits in connection with his new employment agreement in 2016. After his localization in June 2016, Mr. Perrette no longer retains any international assignment-related benefits, other than his continuing eligibility for ongoing tax preparation assistance, and repatriation benefits in the event Mr. Perrette’s employment is terminated without Cause (as defined in his employment agreement) or due to the Company’s decision not to renew the employment agreement at the end of the term. For a description of Mr. Perrette’s employment agreement, see “NEO Employment Agreements.”

During 2020, Mr. Faricy was provided with relocation benefits to return to his home state following the end of his employment. These relocation benefits were considered taxable income to him and were eligible for gross-up under our relocation policy.

Aircraft Usage; Related Gross-Up

We lease a dedicated corporate aircraft and also have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Mr. Zaslav to use a portion of our allotted travel time on our corporate aircraft, or NetJets aircraft, for personal use.

Under the Zaslav 2018 Employment Agreement, Mr. Zaslav is permitted to use up to 200 hours of flight time each year for personal use. The first 100 hours are provided to him by the Company. With respect to the second 100 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times fuel cost, under a time-sharing agreement entered between the Company and Mr. Zaslav. For details regarding Mr. Zaslav’s employment agreement, please see “NEO Employment Agreements.”

Family members may accompany Mr. Zaslav on authorized business flights on corporate aircraft or NetJets flights at no aggregate incremental cost to the Company. When this occurs, we typically provide a gross-up to Mr. Zaslav to cover taxes for imputed income arising when a family member accompanies him on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanies him to a business event in which attendance by a spouse is customary and serves our business interests). There were no such instances in 2020 and we did not provide any gross-ups to Mr. Zaslav.

Home Office Expenses & Car Allowance

We reimburse Mr. Zaslav for limited home office expenses, including Internet access. We also provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2020 to each NEO, please refer to the “All Other Compensation” column of the 2020 Summary Compensation Table.

2021 Proxy Statement	53

Executive Compensation

Other Compensation-Related Matters

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Committee has reviewed the design and operation of our incentive compensation arrangements. The Committee has determined that these arrangements do not provide our employees with incentive to engage in business activities or other actions that would threaten our value or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on us. The outside consultant to the Committee, Croner, assisted the Committee in its risk assessment of our executive compensation programs in meetings throughout 2020 and advised the Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to each of the NEOs. The policy requires each NEO to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below. In 2015, the Committee increased the stock ownership requirement for Mr. Zaslav from five times base salary to six times base salary.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO	6X	5 years
Other NEOs	2X	5 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, but not shares underlying unvested or unexercised stock options, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

In December of 2020, the Committee reviewed the NEOs’ progress toward meeting the requirements of the executive stock ownership policy. Each of the NEOs who were active employees at the time of the review had met or were on track to meet the stock holding requirement.

Mr. Zaslav is also subject to certain stock holding requirements pursuant to the Zaslav 2018 Employment Agreement as described in “NEO Employment Agreements,” beginning on page 38. For 2020, Mr. Zaslav was required to hold 2,200,000 shares of our stock, and for 2021, Mr. Zaslav will be required to hold 2,550,000 shares of our stock. Mr. Zaslav met his 2020 requirement and, as of the date of this proxy statement, has also met his 2021 requirement. Mr. Zaslav also is required to retain all shares realized upon exercise of the stock options granted as contemplated by the Zaslav 2018 Employment Agreement, net of shares used to pay the exercise price and taxes on exercise, until he separates from employment.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) was the U.S. federal tax provision that generally limited the tax deductibility of compensation paid to “covered employees” to $1 million, except to the extent the compensation was qualified performance-based compensation. Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017. Historically, the Committee established performance goals for the cash bonuses to the CEO and CFO, as well as the ICP and LTI Program that were designed to qualify the annual and long-term incentives awarded to our NEOs as deductible under IRC Section 162(m).

Now that the performance-based compensation exception is no longer available, we anticipate that we will no longer include Section 162(m)-related limitations or provisions or request stockholder approval for this purpose and may not generally attempt to meet the requirements previously included in our plans related to the exception. For example, the change in law was a factor in the Committee’s prior decision to make awards of RSUs rather than PRSUs to NEOs other than the CEO. However, the Committee intends to continue its pay-for-performance philosophy and will continue to provide for a significant portion of compensation paid to our NEOs to be subject to performance criteria.

54	Discovery

Executive Compensation

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to us (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, we may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from us in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Hedging and Derivative Trading Transactions

Our insider trading policy prohibits employees, including the NEOs, and our directors from engaging in certain derivative transactions. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or
•	engage in short sales of Company securities.

Hedging of our stock by the NEOs is only permitted with the prior approval of our General Counsel. In 2020, none of our NEOs engaged in any hedging transactions.

Impact of the Most Recent Say on Pay Vote

At our annual meeting of stockholders held on June 18, 2020 (the “2020 Annual Meeting”), we held an advisory vote on executive compensation, or “Say on Pay” vote, and a majority of stockholders voted in favor of our executive compensation program at that meeting. Stockholders previously voted in concurrence with the Board’s recommendation to hold future “Say on Pay” votes every three (3) years, meaning the next “Say on Pay” vote will take place at our annual meeting of stockholders to be held in 2023.

Our executive compensation program is designed to pay for performance and effectively balance executive and stockholder interests. The Committee considered the outcome of the “Say on Pay” vote from the 2020 Annual Meeting, and continues to believe that our executive compensation structure, which includes long-term agreements with each of our NEOs and delivers a significant majority of NEO compensation in performance-based vehicles, is effective in meeting our compensation objectives. The Committee has not made material changes to our executive compensation program design or philosophy since the 2020 Annual Meeting.

The Committee also believes that holding a “Say on Pay” vote every three years is a reasonable frequency because it allows for an appropriate interval between each vote, giving the Committee and the Board an opportunity to evaluate the results of the prior vote, as well as enabling our stockholders to assess the impact of our executive compensation policies and decisions. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. A triennial vote will also give our Board sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns.

2021 Proxy Statement	55

Executive Compensation

Executive Compensation Tables

The following tables set forth compensation information for our NEOs.

2020 Summary Compensation Table

The following Summary Compensation Table provides information concerning the 2020 compensation of our Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (December 31, 2020), and one former executive officer who would have been one of the three most highly compensation executive officers at fiscal year end if he had been serving as an executive officer at fiscal year end (“named executive officers” or “NEOs”). Information is only included for Mr. Leavy for those years within the last three fiscal years in which he was an NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year		Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Bonus ($)	Total ($)
David M. Zaslav	2020		3,000,000		12,501,020	0	21,799,921		409,521	(6)		37,710,462
President and Chief	2019		3,000,000		13,451,226	6,954,772	21,763,500		674,414			45,843,912
Executive Officer	2018		3,000,000		14,839,655	102,107,461	9,000,000		551,889			129,499,005
Gunnar Wiedenfels	2020		1,195,267		1,823,081	1,518,050	2,359,282		17,442			6,913,122
Chief Financial	2019		1,160,453		1,760,910	1,787,026	2,630,388		46,928			7,385,705
Officer	2018		1,127,923		1,483,973	1,552,659	2,422,507		59,374			6,646,436
Bruce L. Campbell	2020		1,898,924		1,666,825	1,387,929	4,152,113		18,640			9,124,431
Chief Development, Distribution and Legal Officer	2019		1,843,615		1,609,985	1,633,851	4,061,765		18,329			9,167,545
	2018		1,769,088		5,193,904	1,552,659	3,811,762		17,582			12,344,995
Peter Faricy	2020	*	879,308		1,666,825	1,387,929	977,933		109,405	(7)		5,021,400
Former Chief Executive Officer, Global Direct-to-Consumer	2019		1,400,000		1,609,985	1,633,851	2,279,712		416,010			7,339,558
	2018	*	376,923		3,007,310	0	557,406		686,324		200,000	4,827,963
David Leavy	2020		1,233,873		1,041,775	867,461	2,114,399		17,981			5,275,489
Chief Corporate Operating Officer
Jean-Briac Perrette	2020		2,012,056	(8)	1,823,081	1,518,050	4,695,645	(9)	367,922	(10)		10,416,754
President and Chief Executive Officer, Discovery International	2019		1,948,645		5,723,123	1,787,026	4,732,222		275,622			14,466,638
	2018		1,441,811		1,607,641	1,682,051	3,667,739		91,665			8,490,907

*	Partial year. Mr. Faricy joined the Company on September 17, 2018 and separated from the Company on August 1, 2020.
(1)	The dollar amounts in this column represent the actual salary amount that each NEO received in 2020. Amounts may vary from salary amounts stated in their respective employment agreements due to timing of payments made under our normal payroll practices.
(2)	The amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs for each of the applicable fiscal years. For each of the PRSU and RSU awards, the grant date fair value is calculated using the closing price of our Series A or Series C common stock, as applicable, on the grant date as if these awards were fully vested and issued on the grant date. See Note 15 to our 2020 Form 10-K for information regarding the value determination of the PRSU awards. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the 2020 Grants of Plan-Based Awards table on page 58 for additional information on PRSU and RSU awards made in 2020.
(3)	The amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the cash- and stock-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. For stock options, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2020 Form 10-K. For the cash- and stock-settled stock appreciation rights, we calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 15 to our 2020 Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(4)	These amounts reflect the cash performance awards earned by the applicable NEO for 2020. These amounts were calculated as described in the CD&A beginning on page 44.
(5)	The table below outlines payments made on behalf of the NEOs under our U.S. benefit plans in 2020. For more information regarding these benefits, please see “NEO Compensation in 2020—Retirement Plans and Other Benefits” beginning on page 52 in the CD&A.

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Executive Compensation

		Disability/Long	Matching Contributions
	Basic Life ($)	Term Care ($)	401(k) ($)	SRP ($)
Mr. Zaslav	636	6,474	12,825	0
Mr. Wiedenfels	636	3,981	12,825	0
Mr. Campbell	636	5,037	12,967	0
Mr. Faricy	391	340	12,301	0
Mr. Leavy	827	4,329	12,825	0
Mr. Perrette	0	321	0	0

In addition to the U.S. benefits described above, we made payments on behalf of Mr. Perrette as follows: £2,532 for U.K. life assurance, £2,663 for disability insurance and £1,875 for the U.K. pension plan.

(6)	The amount reported includes $16,800 for a car allowance, $501 for home office expenses and $16,930 for personal security services. This amount also includes $355,355 for personal use of aircraft. Mr. Zaslav did not receive any tax gross-ups for 2020. See “NEO Compensation in 2020 – Retirement Plans and Other Benefits – Aircraft Usage; Related Gross-Up” on page 53 in the CD&A for more information regarding our policies for Mr. Zaslav’s use of our corporate aircraft.
(7)	This amount includes $48,855 incurred in connection with Mr. Faricy’s relocation from New York to Washington and $46,933 in associated tax gross-ups.
(8)	Under the terms of Mr. Perrette’s employment agreement, he is to be paid in British pounds. For 2020, Mr. Perrette’s salary was £1,563,126. This amount was converted to United States dollars using a conversion rate of 1.2872 United States dollars per British pound, which is the average of the monthly Bloomberg spot rate as of the second business day prior to each month end during 2020.
(9)	This amount was calculated using Mr. Perrette’s salary, which is denominated in British pounds. After Mr. Perrette’s ICP and performance pool amounts were determined as further described on page 46 in the CD&A, those amounts were then converted into United States dollars using the same conversion rate described in Note (8) above.
(10)	This amount includes $129,508 for tax services and $350 for immigration services, pursuant to our relocation policy. Discovery also provided tax equalization payments for Mr. Perrette, which resulted in Company expenses of $228,643 for 2020. In converting the amounts from British pounds to United States dollars, we used the same conversion rate described in Note (8) above. This may not have been the exchange rate in effect at the time the payments in respect of the amounts described in this paragraph were made.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company (“Median Employee”). Our 2020 CEO to Median Employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.

As permitted under SEC rules, we used the same median employee that we used for purposes of disclosing our 2019 pay ratio as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

As described in our 2019 Proxy Statement, to identify our median employee, we defined “employee” as any full-time, part-time or temporary individual employed and paid by us or any of our consolidated subsidiaries as of November 30, 2019. We did not include freelance workers, temporary individuals employed and paid by a third party or independent contractors (other than certain employees outside the United States who also work in part as independent contractors in accordance with local compensation practices). We then calculated each employee’s annual cash compensation, our consistently applied compensation measure, using actual base salary, target bonus and target sales commission (if applicable). For employees paid in local currencies, we converted their base salary into U.S. dollar amounts using an average exchange rate as of the second business day prior to each month end. We then sorted the employees (excluding our CEO) by their annual cash compensation to determine the median of annual cash compensation to all employees and, thereby, identified our Median Employee.

Using the same methodology we used for our NEOs (including our CEO) as set forth in the 2020 Summary Compensation Table resulted in our Median Employee having annual total compensation of $66,689. The 2020 annual total compensation for our CEO as disclosed in the 2020 Summary Compensation Table was $37,710,462. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 565 to 1.

2021 Proxy Statement	57

Executive Compensation

2020 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target(1) ($)		Maximum (#)		Threshold (#)		Target (#)		Maximum (#)	or Units (#)		Options (#)		Awards ($/Sh)	Awards ($)
D. Zaslav			0	22,000,000		22,000,000
Series A	02/28/2020	02/24/2020						291,853	(2)	364,816	(2)							9,375,771
Common Stock	02/28/2020	02/24/2020						60,803	(3)	121,605	(3)							3,125,249
G. Wiedenfels			0	1,442,400		3,005,000
Series A	02/28/2020	02/24/2020													200,535	(4)	25.70	1,518,050
Common Stock	02/28/2020	02/24/2020											70,937	(5)				1,823,081
B. Campbell			0	2,864,430		4,774,050
Series A	02/28/2020	02/24/2020													183,346	(4)	25.70	1,387,929
Common Stock	02/28/2020	02/24/2020											64,857	(5)				1,666,825
P. Faricy			0	1,730,400		3,605,000
Series A	02/28/2020	02/24/2020													183,346	(6)	25.70	1,387,929
Common Stock	02/28/2020	02/24/2020											64,857	(7)				1,666,825
D. Leavy			0	1,375,313		3,109,073
Series A	02/28/2020	02/24/2020													114,592	(4)	25.70	867,461
Common Stock	02/28/2020	02/24/2020											40,536	(4)				1,041,775
J. Perrette			0	3,538,271	(8)	5,054,674	(8)
Series A	02/28/2020	02/24/2020													200,535	(4)	25.70	1,518,050
Common Stock	02/28/2020	02/24/2020											70,937	(5)				1,823,081

(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus for performance in 2020. Each of the foregoing bonuses are subject to the Compensation Committee’s authority to exercise “downward discretion.” The amounts of annual cash bonus awards actually paid for performance in 2020 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2020 Summary Compensation Table on page 56. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—NEO Compensation in 2020—Annual Cash Bonus Awards,” beginning on page 44.
(2)	These amounts represent PRSU awards. The PRSUs vest if Mr. Zaslav achieves certain one-year performance goals, which the Compensation Committee certified were achieved in February 2021. Of the grant, 50% was distributed on February 24, 2021 and 25% will be distributed on each of January 6, 2022 and January 6, 2023, assuming achievement of the one-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis— NEO Compensation in 2020—Long-Term Incentive Compensation.”
(3)	These amounts represent PRSU awards. The PRSUs vest if Discovery achieves certain one-year performance targets. In February 2021, the Compensation Committee certified that, based on Discovery’s performance, these PRSUs would vest at 99.6%. Of the amount that vested, 50% was distributed on February 24, 2021 and 25% will be distributed on each of January 6, 2022 and January 6, 2023, assuming achievement of the one-year performance targets. For more information regarding these awards, please see “Compensation Discussion and Analysis—NEO Compensation in 2020—Long-Term Incentive Compensation.”
(4)	These amounts represent stock options that will vest 25% per year for four years beginning on the first anniversary of the grant date and will expire on February 28, 2027.
(5)	These amounts represent RSUs that will vest in three substantially equal installments on the second, third, and fourth anniversaries of the grant date.
(6)	This amount represents stock options that were granted to Mr. Faricy on February 28, 2020, all of which were forfeited on October 30, 2020 due to his termination.
(7)	This amount represents RSUs that were granted to Mr. Faricy on February 28, 2020, all of which were forfeited on October 30, 2020 due to his termination.
(8)	Mr. Perrette’s compensation is paid in British pounds. Therefore, financial performance of Mr. Perrette’s lines of business were established and Mr. Perrette’s bonus payout and performance pool amounts were determined in British pounds. Those amounts were then converted into United States dollars at the rate of 1.2872 United States dollars per British pound. See “Compensation Discussion and Analysis— NEO Compensation in 2020” on page 46 for more information on the determination of Mr. Perrette’s bonus payout.

58	Discovery

Executive Compensation

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)
D. Zaslav
Series A Common Stock	0	361,588	(2)	27.69	01/31/2021	150,724	(9,10)	4,535,285
	0	903,969	(3)	22.95	01/31/2022	254,150	(9,11)	7,647,374
	608,913	1,826,742	(4)	27.35	07/16/2025	308,388	(9,12)	9,279,395
	0	2,211,344	(5)	28.72	07/16/2025	171,680	(9,13)	5,165,851
	0	2,155,404	(6)	30.15	07/16/2025	58,754	(9,14)	1,767,908
	0	2,393,454	(7)	31.66	07/16/2025	121,605	(9,15)	3,659,094
	0	1,571,489	(8)	33.24	07/16/2025	364,816	(9,16)	10,977,313
	0	989,299	(8)	33.24	07/16/2025
Series C Common Stock	0	361,588	(2)	27.03	01/31/2021
	0	903,969	(3)	21.71	01/31/2022
G. Wiedenfels
Series A Common Stock	120,000	40,001	(17)	26.21	05/22/2024	16,429	(21)	494,349
	101,481	101,481	(18)	24.06	03/01/2025	41,325	(22)	1,243,469
	46,296	138,888	(19)	29.08	03/01/2026	60,554	(23)	1,822,070
	0	200,535	(20)	25.70	02/28/2027	70,937	(24)	2.134.494
B. Campbell
Series A Common Stock	52,858	0		42.29	02/28/2021	23,298	(26)	701,037
	148,280	0		32.33	02/23/2022	144,636	(22)	4,352,097
	160,427	0		25.08	02/26/2023	55,364	(23)	1,665,903
	131,008	43,670	(25)	29.50	02/23/2024	64,857	(24)	1,951,547
	101,481	101,481	(18)	24.06	03/01/2025
	42,327	126,984	(19)	29.08	03/01/2026
	0	183,346	(20)	25.70	02/28/2027
Series C Common Stock	52,858	0		41.02	02/28/2021
P. Faricy(28)
Series A Common Stock	0	0		—	—	0		0
D. Leavy
Series A Common Stock	11,491	0		42.29	02/28/2021	7,413	(26)	223,057
	38,682	0		32.33	02/23/2022	13,776	(22)	414,520
	12,534	0		25.08	02/26/2023	19,032	(23)	572,673
	41,685	13,895	(25)	29.50	02/23/2024	40,536	(24)	1,219,728
	33,827	33,827	(18)	24.06	03/01/2025
	14,550	43,651	(19)	29.08	03/01/2026
	0	114,592	(20)	25.70	02/28/2027
Series C Common Stock	11,491	0		41.02	02/28/2021
J. Perrette
Series A Common Stock	11,491	0		42.29	02/28/2021	27,534	(26)	828,498
	174,068	0		32.33	02/23/2022	44,769	(22)	1,347,099
	200,533	0		25.08	02/26/2023	140,057	(27)	4,214,315
	154,827	51,610	(25)	29.50	02/23/2024	60,554	(23)	1,822,070
	109,938	109,938	(18)	24.06	03/01/2025	70,937	(24)	2,134,494
	46,296	138,888	(19)	29.08	03/01/2026
	0	200,535	(20)	25.70	02/28/2027
Series C Common Stock	11,491	0		41.02	02/28/2021

2021 Proxy Statement	59

Executive Compensation

(1)	For RSUs and PRSUs, the value is calculated based on the grant amount, assuming target performance for PRSUs.
(2)	These awards represent SARs granted in January 2017 pursuant to the terms of the then-current employment agreement with Mr. Zaslav. The SARs vested 25% on each anniversary of the grant date and were automatically payable in 75% cash and 25% stock in connection with the vesting. These SARs were fully vested and paid out as of January 2021.
(3)	These awards represent SARs granted in January 2018 pursuant to the terms of the then-current employment agreement with Mr. Zaslav. The SARs vest 25% on each anniversary of the grant date and are automatically payable in 75% cash and 25% stock in connection with the vesting. Three-fourths of these SARs had vested and paid out as of January 2021, and the remaining one-fourth will vest and pay out in January 2022.
(4)	This award vested 25% on January 2, 2020 and 25% on January 2, 2021, and will vest 25% each year on January 2, 2022 and 2023.
(5)	This award vested 25% on January 2, 2021, and will vest 25% each year on January 2, 2022 and 2023 and December 31, 2023.
(6)	This award vests 33% each year on January 2, 2022 and 2023 and 34% on December 31, 2023.
(7)	This award vests 50% each year on January 2, 2023 and December 31, 2023.
(8)	This award vests 100% on December 31, 2023.
(9)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—NEO Compensation in 2019—Long-Term Incentive Compensation.”
(10)	These PRSU amounts relate to the undistributed portion of the February 26, 2016 PRSU grant, with a performance period that expired December 31, 2018. In February 2019, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2019, 25% distributed in January 2020 and the remaining 25% distributed in January 2021.
(11)	These PRSU amounts relate to the undistributed portion of the February 23, 2017 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% to be distributed in January 2022.
(12)	These PRSU amounts relate to the undistributed portion of the March 1, 2018 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% to be distributed in January 2022.
(13)	These PRSU amounts relate to the undistributed portion of the March 1, 2019 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 97.4%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% to be distributed in January 2022.
(14)	These PRSU amounts relate to the undistributed portion of the March 18, 2019 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2020, 25% distributed in January 2021 and the remaining 25% to be distributed in January 2022.
(15)	These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 99.6%, with 50% of the units distributed in February 2021, 25% to be distributed in January 2022 and the remaining 25% to be distributed in January 2023.
(16)	These amounts represent PRSUs granted to Mr. Zaslav on February 28, 2020, with a performance period that expired December 31, 2020. In February 2021, the Compensation Committee certified that the performance metrics had been met and the PRSUs vested at 100%, with 50% of the units distributed in February 2021, 25% to be distributed in January 2022 and the remaining 25% to be distributed in January 2023.
(17)	These stock options vest in four equal annual installments beginning May 22, 2018, the first anniversary of the grant date.
(18)	These stock options vest in four equal annual installments beginning March 1, 2019, the first anniversary of the grant date.
(19)	These stock options vest in four equal annual installments beginning March 1, 2020, the first anniversary of the grant date.
(20)	These stock options vest in four equal annual installments beginning February 28, 2021, the first anniversary of the grant date.
(21)	These RSU amounts vested 33% on May 22, 2019 and 33% on May 22, 2020 and will vest 34% on May 22, 2021.
(22)	These RSU amounts vested 33% on March 1, 2020 and 33% on March 1, 2021 and will vest 34% on March 1, 2022.
(23)	These RSU amounts vested 33% on March 1, 2021 and will vest 33% on March 1, 2022 and 34% on March 1, 2023.
(24)	These RSU amounts will vest 33% on February 28, 2022, 33% on February 28, 2023 and 34% on February 28, 2024.
(25)	These stock options vest in four equal annual installments beginning February 23, 2018.
(26)	These PRSU amounts relate to the unvested portion of the February 23, 2017 PRSU grant, with a performance period that expired December 31, 2019. In February 2020, the Compensation Committee certified that the performance metrics had been met. 50% of the units vested in February 2020 and the remaining 50% vested in February 2021.
(27)	This RSU award vests in three substantially equal installments on July 1, 2021, July 1, 2022 and July 1, 2023.
(28)	Mr. Faricy had no outstanding equity awards at fiscal year end (December 31, 2020) due to his termination effective August 1, 2020.

60	Discovery

Executive Compensation

Option Exercises and Stock Vested in 2020

	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)		Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
D. Zaslav
Series A Common Stock	1,102,844	(3)	7,781,920	943,701	(4)	27,266,318
Series C Common Stock	1,102,844	(3)	6,570,961	0		0
G. Wiedenfels
Series A Common Stock	0		0	36,298	(5)	846,676
B. Campbell
Series A Common Stock	0		0	118,650	(6)	3,128,679
P. Faricy
Series A Common Stock	0		0	30,063	(7)	684,535
D. Leavy
Series A Common Stock	0		0	24,071	(8)	630,175
J. Perrette
Series A Common Stock	0		0	134,093	(9)	3,583,125
(1)	Represents the value of cash and stock actually received upon exercise of the applicable SARs and stock options listed in the corresponding column of the table. For SARs, the value was computed by determining the difference between: (i) the average closing price of the underlying Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the award grant date and the 10 days following the award grant date and (ii) the average closing price of the underlying Series A common stock or Series C common stock (as applicable) on the 10 days preceding and including the exercise date and the 10 days following the exercise date.
(2)	Represents the value realized upon RSU and PRSU vesting and distributions listed in the corresponding column of the table, using the closing market price of the Series A common stock on the vesting or distribution date (as applicable).
(3)	Represents the vesting and automatic exercise of Mr. Zaslav’s January 2, 2016, January 2, 2017 and January 2, 2018 SARs grants.
(4)	Represents the distribution of Mr. Zaslav’s 150,724 shares of Series A common stock from his February 26, 2016 PRSU grant; 254,153 shares of Series A common stock from his February 23, 2017 PRSU grant; 308,389 shares of Series A common stock from his March 1, 2018; 171,680 shares of Series A common stock from his March 1, 2019 PRSU grant; and 58,755 shares of Series A common stock from his March 18, 2019 PRSU grant.
(5)	Represents the vesting of RSUs granted to Mr. Wiedenfels on May 22, 2017 and March 1, 2018.
(6)	Represents the vesting of PRSUs granted to Mr. Campbell on February 26, 2016, February 23, 2017 and RSUs granted on March 1, 2018.
(7)	Represents the vesting of RSUs granted to Mr. Faricy on October 8, 2018.
(8)	Represents the vesting of PRSUs granted to Mr. Leavy on February 26, 2016 and February 23, 2017, and RSUs granted on March 18, 2016 and March 1, 2018.
(9)	Represents the vesting of PRSUs granted to Mr. Perrette on February 26, 2016, June 16, 2016 and February 23, 2017 and RSUs granted on March 1, 2018.

2021 Proxy Statement	61

Executive Compensation

2020 Nonqualified Deferred Compensation(1)

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
D. Zaslav	—		—	(1,106,423)	—	72,739,491	(4)
G. Wiedenfels	526,078	(2)	—	478,068	—	2,859,641	(5)
B. Campbell	94,946	(3)	—	894,571	—	7,247,761	(6)
P. Faricy	1,139,856	(2)	—	546,651	—	2,300,806	(7)
D. Leavy	—		—	122,645	—	819,447	(8)
J. Perrette	—		—	367,670	—	2,190,164	(9)

(1)	This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—2020 NEO Compensation—Retirement Benefits” above.
(2)	This amount relates to deferral of a portion of his ICP paid in 2020 for 2019 performance that was reported under “Non-Equity Incentive Plan Compensation” for 2019 in the 2020 Summary Compensation Table.
(3)	This amount is also reported under “Salary” for 2020 in the 2020 Summary Compensation Table.
(4)	$41,895,169 of this amount was reported as compensation to Mr. Zaslav in our Summary Compensation Tables for previous years.
(5)	$1,508,534 of this amount was reported as compensation to Mr. Wiedenfels in our Summary Compensation Tables for previous years.
(6)	$4,032,777 of this amount was reported as compensation to Mr. Campbell in our Summary Compensation Tables for previous years.
(7)	$600,000 of this amount was reported as compensation to Mr. Faricy in our Summary Compensation Table for the 2018 fiscal year.
(8)	As Mr. Leavy was not an NEO in any previous year, none of this amount was reported as compensation to Mr. Leavy in a previous Summary Compensation Table.
(9)	$1,401,446 of this amount was reported as compensation to Mr. Perrette in our Summary Compensation Tables for previous years.

Potential Payments upon Termination or Change in Control

The following tables and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Similarly, amounts that could be recognized under equity awards that were vested as of December 31, 2020 are not included below, as the treatment of the vested awards for our NEOs is identical to the treatment afforded all employees under the termination scenarios described in this section.

In the event of a change of control, there is a double trigger on potential payments to the NEOs, requiring both a change of control and an involuntary termination without cause or voluntary termination for good reason occurring within 12 months of the change of control. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “Defined Terms Used in this Section” below.

The quantitative examples provided in the tables below assume:

•	the applicable NEO ceased to be employed by Discovery as of December 31, 2020 (other than the example for Mr. Faricy, which is based on his actual termination date of August 1, 2020);
•	for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our respective series of common stock on December 31, 2020, the last trading day of the year;
• The closing price of our Series A common stock on December 31, 2020 was $30.09;
• The closing price of our Series C common stock on December 31, 2020 was $26.19;
•	for PRSU/RSU awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested PRSUs/ RSUs granted by the closing price of our respective series of common stock on December 31, 2020, the last trading day of the year;
• The closing price of our Series A common stock on December 31, 2020 was $30.09;
• The closing price of our Series C common stock on December 31, 2020 was $26.19;
•	for SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested SAR units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 31, 2020, and the ten trading days thereafter;
• The average price of our Series A common stock on the ten trading days preceding and including December 31, 2020, and the ten trading days thereafter was $31.68;
• The average price of our Series C common stock on the ten trading days preceding and including December 31, 2020, and the ten trading days thereafter was $27.62;
•	no NEO met the definition of “retirement” in the applicable agreements and plans as of December 31, 2020;
•	all accrued salary at that assumed termination date having previously been paid; and
•	all accrued vacation for 2020 having been used.

62	Discovery

Executive Compensation

David M. Zaslav

The table below summarizes the potential benefits that would have been paid to Mr. Zaslav had his employment been terminated under any of the circumstances noted as of December 31, 2020. Please see “NEO Employment Agreements—CEO Employment Agreement” beginning on page 38 of the CD&A for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary for Good Reason ($)	Voluntary Within 30 Days after 31st Day Following Change in Control ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	0	6,000,000	6,000,000	6,000,000	6,000,000	0
Bonus	21,799,921	21,799,921	21,799,921	42,799,921	42,799,921	42,799,921	42,799,921	0
Equity:
SARs	0	14,881,637	14,881,637	14,881,637	14,881,637	14,881,637	14,881,637	0
Stock Options	0	8,034,814	8,034,814	8,034,814	8,034,814	8,034,814	8,034,814	0
PRSU	0	43,032,221	43,032,221	43,032,221	43,032,221	43,032,221	43,032,221	0
Benefits:
COBRA premiums	0	27,689	44,610	27,689	27,689	27,689	27,689	0

Gunnar Wiedenfels

The following table summarizes the potential benefits that would have been paid to Mr. Wiedenfels had his employment terminated under any of the circumstances noted as of December 31, 2020. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(601,000)	0	0	1,202,000	1,202,000	1,202,000	0
Bonus	1,429,282	1,429,282	1,429,282	1,429,282	1,429,282	1,429,282	0
Equity:
Stock Options	0	1,787,760	1,787,760	572,805	0	1,787,760	0
RSU	0	5,694,382	5,694,382	1,213,710	0	5,694,382	0
Benefits:
COBRA premiums	0	0	64,774	40,204	40,204	40,204	0
Repatriation	0	196,000	196,000	196,000	196,000	196,000	0

By Discovery Other than for Death, Disability or Cause; By Mr. Wiedenfels for Good Reason. If Mr. Wiedenfels’ employment is terminated by us other than for death, disability or “Cause” as defined in Mr. Wiedenfels’ employment agreement and set forth on page 71 below, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Wiedenfels for “Good Reason,” Mr. Wiedenfels’ employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and offset by compensation earned post- employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

2021 Proxy Statement	63

Executive Compensation

(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Wiedenfels would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Wiedenfels’ full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric, but capped for Company and division performance at 100%;
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Wiedenfels would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period;
(5)	the fully vested Wiedenfels SRP Contribution conditioned on the execution and effectiveness of a release within the 60-calendar day period following the date of Mr. Wiedenfels separation from service; and
(6)	repatriation benefits to return Mr. Wiedenfels and his family to Germany, as those benefits would be if Mr. Wiedenfels were separating during an expatriate assignment from Germany to the United States.

The term of his employment agreement ends April 1, 2024 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement, Mr. Wiedenfels would be entitled to the severance benefits described above at the end of his employment term. Further, if we offer to renew the agreement with a Qualifying Renewal Offer, but the parties are unable to agree on final terms, and Mr. Wiedenfels terminates his employment at the end of his employment term, Mr. Wiedenfels will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Wiedenfels’ employment is terminated by us not for “cause” and we have a standard severance policy at the time of termination which would provide Mr. Wiedenfels with a sum greater than these arrangements, Mr. Wiedenfels will be entitled to such greater sum.

As a condition to receiving the severance payments described above, Mr. Wiedenfels would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Wiedenfels Other than for Good Reason. If Mr. Wiedenfels’ employment is terminated by us for “Cause” or by Mr. Wiedenfels other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Wiedenfels resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Wiedenfels’ employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Wiedenfels’ then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Wiedenfels is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Wiedenfels be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

64	Discovery

Executive Compensation

Bruce L. Campbell

The following table summarizes the potential benefits that would have been paid to Mr. Campbell had his employment terminated under any of the circumstances noted as of December 31, 2020. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(954,810)	0	0	2,068,755	2,068,755	2,068,755	0
Bonus	2,852,113	2,852,113	2,852,113	2,852,113	2,852,113	2,852,113	0
Equity:
Stock Options	0	1,570,839	1,570,839	575,699	0	1,570,839	0
PRSU	0	701,037	701,037	701,037	0	701,037	0
RSU	0	7,969,547	7,969,547	3,970,031	0	7,969,547	0
Benefits:
COBRA premiums	0	0	64,774	40,204	40,204	40,204	0

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “Cause” as defined in Mr. Campbell’s employment agreement and set forth on page 71 below, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Campbell for “Good Reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and offset by compensation earned post- employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;
(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Campbell would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Campbell’s full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments but capped for Company and division performance at 100%; and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ends February 14, 2022, and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement with a Qualifying Renewal Offer, Mr. Campbell would be entitled to the severance benefits described above at the end of his employment term. Further, if we offer to renew the agreement, but the parties are unable to agree on final terms, and Mr. Campbell terminates his employment at the end of his employment term, Mr. Campbell will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “Cause” or by Mr. Campbell for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “Cause” or by Mr. Campbell other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Campbell resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

2021 Proxy Statement	65

Executive Compensation

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

Peter Faricy

Mr. Faricy resigned from the company effective August 1, 2020. In connection with his resignation, Mr. Faricy received the following severance benefits in accordance with the terms of his employment agreement.

Benefits and Payments Upon Termination	Involuntary Termination Without Cause ($)
Compensation:
Base Salary	1,216,085
Bonus	977,933
Equity:
Stock Options	0
RSU	684,535
Benefits:
SRP	412,657
COBRA premiums	29,842

David Leavy

The following table summarizes the potential benefits that would have been paid to Mr. Leavy had his employment terminated under any of the circumstances noted as of December 31, 2020. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(650,000)	0	0	2,816,667	2,816,667	2,816,667	0
Bonus	1,369,399	1,369,399	1,369,399	1,369,399	1,369,399	1,369,399	0
Equity:
Stock Options	0	759,321	759,321	250,644	0	759,321	0
PRSU	0	223,057	223,057	223,057	0	223,057	0
RSU	0	2,206,921	2,206,921	393,126	0	2,206,921	0
Benefits:
COBRA premiums	0	0	62,514	56,047	56,047	56,047	0

By Discovery Other than for Death, Disability or Cause; By Mr. Leavy for Good Reason. If Mr. Leavy’s employment is terminated by us other than for death, disability or “Cause” as defined in Mr. Leavy’s employment agreement and set forth below on page 71, including

66	Discovery

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termination by reason of our non-renewal of his employment agreement, or by Mr. Leavy for “Good Reason,” Mr. Leavy’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offset by compensation earned post-employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;
(2)	current salary for the longest of the balance of the term of the employment agreement, 26 weeks, or the length of time for which Mr. Leavy would otherwise be eligible to receive severance payments under our severance plan then in effect;
(3)	payment of Mr. Leavy’s full, unprorated bonus under our bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Leavy would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

The term of his employment agreement ends March 1, 2023 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement, Mr. Leavy would be entitled to the severance benefits described above at the end of his employment term. Further, if we offer to renew the agreement, but the parties are unable to agree on final terms, and Mr. Leavy terminates his employment at the end of his employment term, Mr. Leavy will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for six months following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Leavy’s employment is terminated by us not for “Cause” or by Mr. Leavy for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Leavy with a higher sum than these arrangements, Mr. Leavy will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Leavy would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Leavy Other than for Good Reason. If Mr. Leavy’s employment is terminated by us for “Cause” or by Mr. Leavy other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Leavy resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Leavy’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Leavy’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Leavy is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Leavy be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law.

2021 Proxy Statement	67

Executive Compensation

Jean-Briac Perrette

The following table summarizes the potential benefits that would have been paid to Mr. Perrette had his employment terminated under any of the circumstances noted as of December 31, 2020. Please see the narrative disclosure immediately below the table for a detailed discussion of the various termination scenarios reported in the table below.

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(1,010,935)	0	0	3,032,804	3,032,804	3,032,804	0
Bonus	3,475,645	3,475,645	3,475,645	3,475,645	3,475,645	3,475,645	0
Equity:
Stock Options	0	1,714,002	1,714,002	628,756	0	1,714,002	0
PRSU	0	828,498	828,498	828,498	0	828,498	0
RSU	0	9,517,979	9,517,979	1,264,743	0	9,517,979	0
Benefits:
COBRA premiums	0	0	47,151	29,266	29,266	29,266	0
Repatriation	0	144,200	144,200	144,200	144,200	144,200	0

By Discovery Other than for Death, Disability or Cause; By Mr. Perrette for Good Reason. If Mr. Perrette’s employment is terminated by us other than for death, disability or “Cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement without offering him a Qualifying Renewal Offer, or by Mr. Perrette for “Good Reason,” Mr. Perrette’s employment agreement entitles him to receive payments for the following (subject to obligations to mitigate the severance and to offsets by compensation earned post-employment):

(1)	all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans.
(2)	current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Perrette would otherwise be eligible to receive severance payments under our U.K. severance redundancy plan then in effect;
(3)	the prorated portion of Mr. Perrette’s bonus under our bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics but capped for Company and division performance at 100%); and
(4)	reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, subject to alternative treatment if required by applicable law, provided that if the severance period is longer than 18 months, Mr. Perrette would be eligible to receive at the end of the 18-month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

Mr. Perrette’s employment term is scheduled to end on June 30, 2022 and may be renewed by the parties for an additional term. If we do not elect to negotiate to renew the agreement with a Qualifying Renewal Offer, Mr. Perrette would be entitled to the severance benefits described above at the end of the employment term. Further, if we offer to renew the agreement, but the parties are unable to agree on final terms, and Mr. Perrette terminates his employment at the end of his employment term, Mr. Perrette will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment, which will be increased to 100% if he seeks to engage in a competitive activity and permission to do so is denied by us.

Notwithstanding the foregoing, in the event Mr. Perrette’s employment is terminated by us not for “Cause” or by Mr. Perrette for “Good Reason,” and we have a standard severance policy at the time of termination which would provide Mr. Perrette with a higher sum than these arrangements, Mr. Perrette will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Perrette would be required to sign a general release and, if such termination occurs during the employment term, comply with the restrictive covenants in his employment agreement.

68	Discovery

Executive Compensation

By Discovery for Cause; By Mr. Perrette Other than for Good Reason. If Mr. Perrette’s employment is terminated by us for “Cause” or by Mr. Perrette other than for “Good Reason”, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. If Mr. Perrette resigns other than for “Good Reason” before the end of his term, he will be required to pay us six-months’ gross salary; we remain eligible to obtain further damages and injunctive relief.

By Reason of Death or Disability. Mr. Perrette’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1)	any amounts payable in accordance with the applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans; and
(2)	in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to our executives generally, until Mr. Perrette is no longer disabled or reaches age 65, whichever occurs first, subject to alternative treatment if required by applicable law.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Perrette’s employment beyond the then-current term, Mr. Perrette’s employment agreement entitles him to receive the severance payments reflected above.

Defined Terms Used in this Section

The descriptions of potential payments upon termination or change of control set forth above utilize certain terms that are defined in our 2013 Incentive Plan, our Incentive Compensation Plan, and in each of the individual employment agreements with our NEOs. Set forth below is a summary of the defined terms referred to in this section.

Defined Terms from 2013 Incentive Plan.

Under each NEO’s respective award agreement for awards made after 2013 and our standard form of award agreement, a “Change in Control” means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Incentive Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date. The meanings of those terms, under the 2013 Incentive Plan are as follows:

•	“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.
•	“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
•	“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chair of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

2021 Proxy Statement	69

Executive Compensation

Defined Terms from Incentive Compensation Plan (“ICP”).

•	“Cause” means (i) the conviction of, or nolo contendere to guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to the Eligible Employee’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; (vii) willful misconduct in connection with the performance of Executive’s duties; and (vii) any other conduct that constitutes Cause under the Company’s policies and procedures.

Defined Terms from the Zaslav 2018 Employment Agreement.

•	“Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties or to follow the direction of the Board. The “Cause” definition includes a requirement of notice and certain opportunities to cure.
•	“Good Reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than 40 miles away from his primary office location immediately prior to such relocation and is further away from his residence; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.
•	“Change in Control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance of voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A-1 Blocking Rights”) and Robert J. Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/ Newhouse (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights and Robert J. Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights)or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse (individually and with its affiliates) continues to be entitled to exercise its Preferred A-1 Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

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Defined Terms from Mr. Wiedenfels’ Employment Agreement.

•	“Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties. “Cause” also includes his neglecting his duties or engaging in other conduct that breaches his employment agreement, subject to a one-time notice and cure opportunity.
•	“Good Reason” means the occurrence of any of the following events without Mr. Wiedenfels’ consent: (a) a material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chair, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from Mr. Campbell’s Employment Agreement.

•	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
•	“Good Reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s CEO, Chair, or the Board. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from Mr. Faricy’s Employment Agreement.

•	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.

Defined Terms from Mr. Leavy’s Employment Agreement.

•	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
•	“Good Reason” means the occurrence of any of the following events without Mr. Leavy’s consent: (a) a material reduction in Mr. Leavy’s duties or responsibilities; (b) a material change in his work location; or (c) a material breach by us of his employment agreement including a change of his reporting relationship to a level below the Company’s CEO. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

Defined Terms from the Mr. Perrette’s Employment Agreement.

•	“Cause” has the same meaning as in Mr. Wiedenfels’ employment agreement.
•	“Good Reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the London, U.K. metropolitan area, except repatriation to the New York, NY metropolitan area at the end of his term of employment; (c) a change of his reporting relationship to a level lower than the CEO of the Company; or (d) a material breach of his agreement through the Company’s failure to make the equity awards. The “Good Reason” definition includes a requirement of notice and an opportunity to cure.

2021 Proxy Statement	71

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of December 31, 2020, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, PRSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	29,963,466	(1)(2)	$29.27	(3)	49,118,958	(4)(5)
Series B common stock	—		—		—
Series C common stock	1,365,533	(1)(6)	$23.42	(3)	—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(6)
Series A common stock	291,704	(7)	$37.42	(8)	9,107,757	(4)
Series B common stock	—		—		—
Series C common stock	53,377	(7)	$36.30	(8)	—
Discovery Communications, Inc. 2011 Employee Stock Purchase Plan
Series A common stock	—		—		8,391,829
Equity compensation plans not approved by security holders:	—		—		—
TOTAL	31,674,081		$29.10		66,618,544
(1)	Includes RSUs and PRSUs.
(2)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2020, which was $30.09.
(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.
(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.
(5)	Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until the SARs are settled through a cash payment, or otherwise forfeited or cancelled.
(6)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and Discovery Holding Company, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.
(7)	Includes unvested RSUs and vested RSUs as to which settlement has been deferred.
(8)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

72	Discovery

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of our directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of each class of our common stock and preferred stock as of April 12, 2021.

The Percent of Class shown below is based upon 168,654,015 shares of Series A common stock, 6,512,378 shares of Series B common stock, 330,146,263 shares of Series C common stock, 7,852,582 and 4/9th shares of Series A-1 convertible preferred stock and 4,313,349 and 1/2 shares of Series C-1 convertible preferred stock outstanding as of April 12, 2021.

The Voting Power shown in the table below reflects the beneficial owner’s voting power to elect common stock directors and preferred stock directors (as applicable) with respect to applicable class of stock held by such beneficial owner. The preferred stock directors are elected by the holders of Series A-1 convertible preferred stock. The common stock directors are elected by the holders of Series A common stock and the holders of Series B common stock. Shares of Series C common stock and shares of Series C-1 preferred stock have no voting rights except to the extent required by law. On all matters other than the election of directors, the holders of Series A-1 convertible preferred stock are entitled to vote, on an as-converted basis, with the holders of Series A common stock and Series B common stock. On such matters, therefore, the holders of common stock will have a lower voting power percentage than the percentage shown in the Voting Power column below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Advance/Newhouse(1)	Series A common stock	70,673,242	(2)	29.5	23.2
6350 Court Street	Series C common stock	96,034,376	(3)	23.2	—
East Syracuse, NY	Series A-1 preferred stock	7,852,583		100.0	100.0
13057-1211	Series C-1 preferred stock	4,313,350		100.0	—
BlackRock Inc.	Series A common stock	14,736,007	(4)	8.7	6.3
55 East 52nd Street	Series C common stock	23,071,879	(5)	7.0	—
New York, NY 10055
Clearbridge Investments, LLC	Series A common stock	12,936,933	(6)	7.7	5.5
620 8th Avenue
New York, NY 10018
Credit Suisse AG	Series A common stock	14,765,066	(7)	8.8	6.3
Uetlibergstrasse 231
P.O. Box 900, CH 8070
Zurich, Switzerland
FMR LLC	Series A common stock	9,692,114	(8)	5.7	4.1
245 Summer Street
Boston, MA 02210
State Street Corporation	Series C common stock	19,949,892	(9)	6.0	—
One Lincoln Street
Boston, MA 02111
The Vanguard Group, Inc.	Series A common stock	17,845,374	(10)	10.6	7.6
100 Vanguard Boulevard	Series C common stock	33,113,132	(11)	10.0	—
Malvern, PA 19355

(1)	An Amendment No. 14 to Schedule 13D was jointly filed on February 24, 2021 on behalf of Advance/Newhouse, Advance/Newhouse Partnership (“ANP”), Newhouse Broadcasting Corporation (“NBCo”), Advance Publications, Inc. (“API”), Newhouse Family Holdings, L.P. (“NFH”) and Advance Long-Term Management Trust (“Advance Long-Term Trust”). NBCo beneficially owns such shares indirectly through its 65% interest in Advance/Newhouse and 61.24% interest in ANP, and each of API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its 35% interest in Advance/Newhouse and 38.76% interest in ANP. NFH disclaims beneficial ownership of the shares of our preferred stock held by Advance/Newhouse and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust, is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi, and Thomas S. Summer, each of whom disclaims beneficial ownership of the shares of preferred stock held by Advance/Newhouse and the common stock into which the preferred stock is convertible.

(2)	Includes shares of Series A common stock that would be acquired upon conversion of the shares of Series A-1 convertible preferred stock that are currently outstanding. Advance/Newhouse has beneficial ownership of 70,673,242 shares of Series A common stock on an as-converted basis. Each of NBCo, API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its interest in Advance/Newhouse.

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Security Ownership of Certain Beneficial Owners and Management

(3)	Includes shares of Series C common stock that would be acquired upon conversion of the shares of Series C-1 preferred stock that are currently outstanding. Advance/Newhouse has beneficial ownership of 91,889,280.86 shares of Series C common stock. ANP has beneficial ownership of 4,145,095.53 shares of Series C common stock. Each of NBCo, API, NFH and Advance Long-Term Trust beneficially owns such shares indirectly through its interest in Advance/Newhouse and ANP.
(4)	The number of shares is based on Amendment No. 11 to Schedule 13G filed January 29, 2021 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 14,736,007 shares of our Series A common stock as a result of acting as a parent holding company.
(5)	The number of shares is based on Amendment No. 6 to Schedule 13G filed January 29, 2021 by BlackRock Inc., a parent holding company on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series C common stock. BlackRock Inc. is deemed to be beneficial owner of 23,071,879 shares of our Series C common stock as a result of acting as a parent holding company.
(6)	The number of shares is based on Amendment No. 7 to Schedule 13G filed February 9, 2021 by Clearbridge Investments, LLC (“Clearbridge”). Clearbridge is deemed to be the beneficial owner of 12,936,993 shares of our Series A common stock as a result of acting as investment adviser.
(7)	The number of shares is based on Amendment No. 1 to Schedule 13G filed February 23, 2021 by Credit Suisse AG (“CS”). CS is deemed to be the beneficial owner of 14,765,066 shares of our Series A common stock as a result of acting as a bank and parent holding company.
(8)	The number of shares is based on Amendment No. 2 to Schedule 13G filed February 8, 2021 by FMR LLC and Abigail P. Johnson.
(9)	The number of shares is based on the Schedule 13G filed February 16, 2021 by State Street Corporation, a parent holding company on behalf of the subsidiaries listed in Exhibit 1 of its filing.
(10)	The number of shares is based on Amendment No. 11 to Schedule 13G filed February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is deemed to be the beneficial owner of 17,845,374 shares of our Series A common stock as a result of acting as investment adviser.
(11)	The number of shares is based upon Amendment No. 7 to Schedule 13G filed February 10, 2021 by Vanguard. Vanguard is deemed to be the beneficial owner of 33,113,132 shares of our Series C common stock as a result of acting as investment adviser.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our named executive officers and directors and all of our directors and executive officers as a group of shares of Series A common stock, Series B common stock and Series C common stock.

The percentage ownership is based upon 168,654,015 shares of Series A common stock, 6,512,378 shares of Series B common stock, and 330,146,263 shares of Series C common stock outstanding as of April 12, 2021.

Shares of common stock that may be acquired on or within 60 days of April 12, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Series B common stock, though convertible on a one-for-one basis into shares of Series A common stock, is reported as beneficial ownership of Series B common stock only, and not as beneficial ownership of Series A common stock, but the voting power of the Series A and Series B common stock have been aggregated.

The Voting Power shown in the table below reflects the beneficial owner’s voting power to elect common stock directors as of April 12, 2021. The common stock directors are elected by the holders of Series A common stock and the holders of Series B common stock. Shares of Series C common stock have no voting rights except to the extent required by law. On all matters other than the election of directors, the holders of Series A-1 convertible preferred stock are entitled to vote, on an as-converted basis, with the holders of Series A common stock and Series B common stock; on such matters, therefore, each person’s voting power will be lower than the Voting Power shown below.

74	Discovery

Security Ownership of Certain Beneficial Owners and Management

The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is 230 Park Avenue South, New York, New York 10003.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class (%)	Voting Power (%)
David M. Zaslav	Series A	4,009,657		2.4	*
Chief Executive Officer, President and Director	Series C	1,258,353		*
Gunnar Wiedenfels	Series A	86,147		*	*
Chief Financial Officer	Series C	50,000		*
Bruce L. Campbell	Series A	435,614		*	*
Chief Development, Distribution and Legal Officer	Series C	40,794		*
Peter Faricy	Series A	0		*	*
Former Chief Executive Officer, Global Direct-to-Consumer
David C. Leavy	Series A	6,715		*	*
Chief Corporate Operating Officer	Series C	5,521		*
Jean-Briac Perrette	Series A	230,877		*	*
President and CEO of Discovery International	Series C	538		*
Robert J. Miron	Series A	26,612		*	*
Director, Board Chair	Series B	56		*
	Series C	27,136		*
Robert R. Beck	Series A	32,284		*	*
Director	Series B	11,258		*
	Series C	123,439		*
Robert R. Bennett	Series A	12,083	(2)	*	*
Director	Series B	20	(2)	*
	Series C	199,959	(2)	*
Paul A. Gould	Series A	181,345		*	*
Director	Series B	87,317		1.3
	Series C	450,974		*
Robert L. Johnson	Series A	0		*	*
Director
Kenneth W. Lowe	Series A	7,878		*	*
Director	Series C	1,007,903		*
John C. Malone	Series A	1,108,042	(3)	*	26.5
Director	Series B	6,185,279	(3)(4)	95.0
	Series C	12,195,081	(3)(5)	3.7
Steven A. Miron	Series A	55,445		*	*
Director	Series C	28,080		*
Daniel E. Sanchez	Series A	22		*	*
Director	Series C	22		*
Susan M. Swain	Series A	0		*	*
Director
J. David Wargo	Series A	10,368		*	*
Director	Series C	141,301		*
All directors and executive officers as a group (20 persons)	Series A	6,311,996		3.7	28.2
	Series B	6,283,930		96.5
	Series C	15,540,190		4.7

2021 Proxy Statement	75

Security Ownership of Certain Beneficial Owners and Management

(*)	Less than one percent.
(1)	Includes shares that may be acquired within 60 days of April 12, 2021, in the amounts below:

	Series A	Series B	Series C
David M. Zaslav	1,770,663	0	0
Gunnar Wiedenfels	56,429	0	0
Bruce L. Campbell	240,385	0	0
Jean-Briac Perrette	215,052	0	0
Robert J. Miron	3,719	0	3,719
Robert R. Beck	3,719	0	3,719
Robert R. Bennett	3,719	0	3,719
Paul A. Gould	3,719	0	3,719
John C. Malone	3,719	91,789	3,719
Steven A. Miron	3,719	0	3,719
J. David Wargo	3,719	0	3,719
All directors and executive officers as a group (20 persons)	2,412,565	91,789	26,033

(2)	Includes 8,364 shares of Series A common stock, 20 shares of Series B common stock and 164,799 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

(3)	Includes (i) 170,471 shares of Series B common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership and (ii) 91,789 shares of Series B common stock held by trusts for the benefit of Mr. Malone’s children with respect to which Mr. Malone is not the trustee, has no voting or investment power, and has a power of substitution with respect to the shares held in the trusts, as to which shares Mr. Malone disclaims beneficial ownership. Also includes 1,104,323 shares of Series A common stock and 8,539,362 shares of Series C common stock held by a trust, with respect to which Mr. Malone is the sole trustee.

(4)	On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights with respect to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Series B common stock any time Mr. Malone is not personally voting or directing the vote of such shares of Series B common stock. Any proposals regarding the transfer of such shares of Series B common stock will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase such shares of Series B common stock.

(5)	Includes 3,650,000 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts as of March 31, 2021.

76	Discovery

2021 Annual Meeting Information – Frequently Asked Questions

2021 Proxy Materials

Q:	Why am I receiving these proxy materials?

A:	You received these materials because you owned shares of Discovery stock on April 12, 2021, the record date, and that entitles you to notice of, and to vote at, the 2021 Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our 2020 Form 10-K) provide certain information about Discovery that we must disclose to you when the Board of Directors solicits your proxy.

Q:	Why did I receive a Notice Regarding Internet Availability of Proxy Materials instead of printed proxy materials?

A:	In accordance with SEC rules, instead of mailing a paper copy of our proxy materials to all of our stockholders, we have again decided to provide access to our proxy materials to many stockholders via the Internet. We believe this decision reduces both the amount of paper necessary to produce the materials and the costs associated with mailing the materials to all stockholders.

On or about April 30, 2021, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) indicating that this Notice of 2021 Annual Meeting of Stockholders and Proxy Statement and our 2020 Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A-1 convertible preferred stock with instructions on how to vote their shares. The Notice also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A-1 convertible preferred stock, the proxy card or voting instruction card.

Q:	How can I get a paper copy of the proxy materials?

A:	The Notice contains instructions on how to obtain a paper copy of all proxy materials – including this proxy statement, our 2020 Form 10-K and a proxy card. If you would like to receive paper copies of our proxy materials, please follow the instructions on the Notice and submit your request by May 27, 2021 to ensure that you receive the materials before the 2021 Annual Meeting.

Q:	How can I get electronic access to the proxy materials?

A:	Stockholders may access the 2021 proxy materials at: www.proxyvote.com. Our 2021 proxy materials are also available in the Investor Relations section of our corporate website at ir.corporate.discovery.com.

Stockholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to www.proxyvote.com and click “Sign up for E-delivery”. Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Q:	What is “householding”?

A:	To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (212) 548-5882, and we will promptly send you what you have requested. However, if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

2021 Proxy Statement	77

2021 Annual Meeting Information – Frequently Asked Questions

Voting Procedures

Q:	What matters will be voted on at the 2021 Annual Meeting?

A:	The principal business of the meeting will be the following matters:

•	the election of three Class I common stock directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three Series A-1 preferred stock directors by the holders of our Series A-1 convertible preferred stock, voting separately as a class; and
•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

We will also transact such other business as may properly be presented at the 2021 Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the 2021 Annual Meeting.

Q:	Who is entitled to vote at the 2021 Annual Meeting?

A:	The close of business on April 12, 2021 was the record date for determining the holders of our Series A and Series B common stock and Series A-1 convertible preferred stock entitled to notice of, and to vote at, the 2021 Annual Meeting and any postponement or adjournment thereof. The Notice received by the holders of our Series A and Series B common stock and Series A-1 convertible preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C-1 convertible preferred stock (“Series C-1 preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the 2021 Annual Meeting or any postponement or adjournment thereof.

Q:	How many shares can vote at the 2021 Annual Meeting and how many votes does each share have?

A:	As of April 12, 2021, we had outstanding:

•	168,654,015 shares of Series A common stock, with each of those shares being entitled to one vote;

•	6,512,378 shares of Series B common stock, with each of those shares being entitled to ten votes; and

•	7,852,582 and four-ninths (4/9ths) shares of Series A-1 convertible preferred stock, with each of those shares being entitled to nine votes on all matters to be voted on at the 2021 Annual Meeting other than the election of directors, which is equal to the number of votes the holder of the Series A-1 convertible preferred stock would have been entitled to cast had it converted its shares of Series A-1 convertible preferred stock into shares of Series A common stock on the record date.

In addition to these voting shares, we also had outstanding as of April 12, 2021:

•	330,146,263 shares of Series C common stock, which are not entitled to vote; and

•	4,313,349 and one-half (1/2) shares of Series C-1 preferred stock, which are not entitled to vote.

Q:	How many shares must be present or represented at the 2021 Annual Meeting to conduct business at the meeting?

A:	With respect to Proposal One, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class I common stock directors at the 2021 Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A-1 convertible preferred stock entitled to a separate class vote on three Series A-1 preferred stock directors at the 2021 Annual Meeting will constitute a quorum for purposes of this class vote.

With respect to Proposal Two, the presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A-1 convertible preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the purposes of the combined class vote.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:	What vote is required for Proposal One – Election of Directors?

A:	With respect to Proposal One, the three Class I common stock directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the three Series A-1 preferred stock directors are to be elected by the holder of our Series A-1 convertible preferred stock, voting separately as a class.

•	The Class I common stock directors will be elected if they receive a plurality of the combined voting power of the outstanding shares of Series A common stock and Series B common stock present virtually or by proxy and entitled to vote on the election of directors, voting together as single class;

•	The Series A-1 preferred stock directors will be elected if they receive the written consent or the affirmative vote of the holder of a majority of the outstanding shares of the Series A-1 convertible preferred stock;

•	If you withhold your vote, it will have no effect on the election of directors; and

•	Broker non-votes are not considered shares entitled to vote and therefore will have no effect on the election of directors.

78	Discovery

2021 Annual Meeting Information – Frequently Asked Questions

Q:	What vote is required for Proposal Two – Ratification of the Appointment of the Independent Registered Public Accounting Firm?

A:	The affirmative vote of a majority of the combined voting power of the outstanding Series A common stock, Series B common stock and Series A-1 convertible preferred stock, voting as a single class, present virtually or by proxy and entitled to vote, is required to ratify Proposal Two.

•	Abstentions will have the same effect as a vote “AGAINST” this proposal; and

•	If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

Q:	How can I vote my shares at the 2021 Annual Meeting?

A:	If you are a holder of Series A or Series B common stock or Series A-1 convertible preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on June 9, 2021. If you are located in the United States or Canada and are a stockholder of record as of the record date, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy-to-follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the 2021 Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals One and Two.

While we encourage holders of Series A and Series B common stock and Series A-1 convertible preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A-1 convertible preferred stock at the 2021 Annual Meeting. All holders of Series A or Series B common stock or Series A-1 convertible preferred stock, whether your shares are registered directly in your name with our transfer agent or held in a brokerage account by a bank or other nominee, may virtually attend the 2021 Annual Meeting and vote online, subject to compliance with the procedures described below. In order to vote online at the 2021 Annual Meeting, you will need the control number on your proxy card or voting instruction form, as further described below.

Q:	If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:	If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items,” in which case your shares will be treated as “broker non-votes” with respect to those items. “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The auditor ratification proposal (Proposal Two) is a “discretionary item,” whereas the election of directors (Proposal One) is a “non-discretionary item.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted only on the auditor ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on Proposal One.

Q:	May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A:	Yes. Before your proxy is voted at the 2021 Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by virtually attending the 2021 Annual Meeting and voting online during the meeting, or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy card must be received before the start of the 2021 Annual Meeting. Your virtual attendance at the 2021 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

2021 Proxy Statement	79

2021 Annual Meeting Information – Frequently Asked Questions

Proxy Solicitation

Q:	Who is soliciting my vote?

A:	The Board of Directors of Discovery, Inc. is soliciting your vote on proposals being submitted for consideration at our 2021 Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/DISCA2021 on June 10, 2021 and any adjournment or postponement thereof.

Q:	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?

A:	We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing, electronically or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

Attending the 2021 Annual Meeting

Q:	How do I virtually attend the 2021 Annual Meeting?

A:	We will host the 2021 Annual Meeting live online via webcast. You may attend the 2021 Annual Meeting live online by visiting www.virtualshareholdermeeting.com/DISCA2021. The webcast will start at 10:00 a.m., Eastern Time, on Thursday, June 10, 2021. You will need the control number included on your proxy card or voting instruction form in order to be able to vote or ask questions during the 2021 Annual Meeting. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/ DISCA2021.

Online check-in will begin at 9:45 a.m., Eastern Time, on Thursday, June 10, 2021, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern Time on Thursday, June 10, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the 2021 Annual Meeting log-in page.

Q:	Why is the 2021 Annual Meeting a virtual, online meeting?

A:	To support the health and well-being of our stockholders, employees and directors in light of the ongoing COVID-19 pandemic, our 2021 Annual Meeting will once again be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the continuing public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2021 Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct of Meeting which will be posted at www.virtualshareholdermeeting.com/DISCA2021 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q:	How do I submit a question at the 2021 Annual Meeting?

A:	Stockholders may submit questions at the 2021 Annual Meeting by using the virtual meeting platform at www.virtualshareholdermeeting.com/DISCA2021. Once you have logged into the site using your control number, you will be able to submit questions electronically via the virtual meeting platform.

80	Discovery

Additional Information

Availability of Annual Report

We filed our 2020 Form 10-K with the SEC on February 22, 2021. The 2020 Form 10-K, including all exhibits, can also be found in the Investor Relations section of our corporate website: ir.corporate.discovery.com and can be downloaded free of charge. Paper copies of the 2020 Form 10-K may be obtained without charge, and paper copies of exhibits to the 2020 Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery, Inc., 230 Park Avenue South, New York, New York 10003, by telephone at (212) 548-5882 (or toll-free at (877) 324-5850), or by email at investor_relations@discovery.com.

Submission of Stockholder Proposals for 2022 Annual Meeting

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2022 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2022 Proxy Statement	Other proposals/nominees to be presented at 2022 Annual Meeting of Stockholders*
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2022 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Stockholders may present proposals or director nominations directly at the 2022 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 1.6 of our Bylaws**
When proposal must be received by Discovery	No later than December 31, 2021	No earlier than March 12, 2022 and no later than April 11, 2022***
Where to send	By mail: Corporate Secretary, Discovery, Inc. 230 Park Avenue South, New York, NY 10003
By Email: CorporateSecretary@discovery.com
What to include	The information required by Rule 14a-8	The information required by our Bylaws**

*	Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after April 11, 2022, will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the 2022 Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.

**	Our Bylaws are filed as an exhibit to our 2020 Form 10-K and are available in the corporate governance section of our Investor Relations website at ir.corporate.discovery.com.

***	Assumes our 2022 Annual Meeting of Stockholders is held between May 11, 2022 and August 9, 2022, as it is expected to be. Please see our Bylaws for additional information regarding the advance notice deadline in the event the 2022 Annual Meeting of Stockholders is not held between May 11, 2022 and August 9, 2022.

Important Notice Regarding Internet Availability of Proxy Materials

On or about April 30, 2021, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders, and mailing paper copies of the proxy statement and the accompanying proxy card and other proxy materials to those stockholders who specifically requested paper copies. The Notice indicates that this Notice of 2021 Annual Meeting of Stockholders and Proxy Statement and our 2020 Form 10-K, with financial statements and schedules thereto, are available at www.proxyvote.com. If you received the Notice by mail and wish to receive paper or e-mail copies of any of these materials, please follow the instructions on the Notice.

2021 Proxy Statement	81

Additional Information

Other Business

The Board knows of no other business to be brought before the 2021 Annual Meeting. If, however, any other business should properly come before the 2021 Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

By Order of the Board of Directors,

Tara L. Smith
Senior Vice President,
Securities & Executive Compensation and
Corporate Secretary

April 30, 2021

82	Discovery

DISCOVERY, INC.
230 PARK AVENUE SOUTH
NEW YORK, NY 10003

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D49891-P56196-Z79883	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DISCOVERY, INC.
	For	Withhold	For All
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote On Directors

1.	ELECTION OF DIRECTORS

Nominees:

	01)	Robert R. Beck
	02)	Robert L. Johnson
	03)	J. David Wargo

Vote On Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

3.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be
Held on June 10, 2021:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49892-P56196-Z79883

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2021

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 10, 2021, held virtually at www.virtualshareholdermeeting.com/DISCA2021, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC.
230 PARK AVENUE SOUTH
NEW YORK, NY 10003

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D49893-P56196-Z79883	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DISCOVERY, INC.
	For	Withhold	For All
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote On Directors

1.	ELECTION OF DIRECTORS

Nominees:

	01)	Robert J. Miron
	02)	Steven A. Miron
	03)	Susan M. Swain

Vote On Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

3.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be
Held on June 10, 2021:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D49894-P56196-Z79883

DISCOVERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2021

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 10, 2021, held virtually at www.virtualshareholdermeeting.com/DISCA2021, and any adjournment or postponement thereof. Instructions on how to access the Annual Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE